Exhibit 4.10

Schjødt

# SHARE PURCHASE AGREEMENT

regarding Matter DK ApS

## TABLE OF CONTENTS

## SCHEDULES

| | |
|---|---|
| Schedule 3.1.4: | Allocation of Consideration Shares |
| Schedule 3.1.7: | Questionnaire |
| Schedule 3.2.1: | Allocation of Incentive Shares |
| Schedule 3.2.2: | Terms of Incentive Shares |
| Schedule 5.2: | Signing Documentation (Sellers) |
| Schedule 5.3: | Signing Documentation (Buyer) |
| Schedule 6.1(i): | Form of Warrant Settlement Agreement |
| Schedule 10: | Due Diligence Documentation |
| Schedule 11.1: | Warranties |

This share purchase agreement (the **"Agreement"**) has been entered into by and between:

(1) Fibæk-Jensen Holding ApS, company reg. (CVR) no. 39 51 48 93, Gasværksvej 23, 3rd floor, DK-1656 Copenhagen V;

(2) ESF Holding ApS, company reg. (CVR) no. 39 23 43 43, Baldersgade 71, 3rd floor, DK-2200 Copenhagen NV;

(3) Arx Holding ApS, company reg. (CVR) no. 39 23 44 24, c/o Johan Emil Rasmussen, Bakholmsvej 1, DK-8260 Viby J;

(4) Dan Thomsen, Alrunevej 21, DK-2900 Hellerup;

(5) Esben Ejsing, Boelsvang 4, DK-2970 Hørsholm;

(6) Henrik Larsen, Udsigten 13B, DK-2820 Gentofte;

(7) MoreFutures ApS, company reg. (CVR) no. 19 15 44 91, c/o Jannick Pedersen, Islands Brygge 50, 2. Th, DK-2300 Copenhagen S;

(8) Bruunshot Holdings ApS, company reg. (CVR) no. 40 03 33 43, c/o Ulla Bakkensen Bruun, Fakkegravvej 16, DK-7140 Stouby;

(9) LMST Holding ApS, company reg. (CVR) no. 35 38 05 66, c/o Tinggaard Advisory ApS, Galionsvej 74, DK-1437 Copenhagen K;

(10) Jesper Illum Jakobsen, Karlslunde Parkvej 38, DK-2690 Karlslunde;

(11) Lars Viktor Pettersson, Frejgatan 35, SE-11349 Stockholm, Sweden;

(12) Alexander Lund Hansen, Margretheholsvej 50, 2nd floor, DK-1432 Copenhagen K;

(13) Daniel Flentø, Kong Georgs Vej 14, ground floor, DK-2000 Frederiksberg;

(14) CAAN Holding ApS, company reg. (CVR) no. 30 91 07 02, C/O Camilla Røseler Andersen, Kirkevænget 13, DK-2500 Valby;

(15) A-J C ApS, company reg. (CVR) no. 38 92 28 07, Smakkegårdsvej 147, 1st floor, DK-2820 Gentofte;

(16) Line Christa Amanda Sørensen, Chüngentobelweg, CH-8832 Wollerau, Switzerland;

(17) Stine Mølgaard Sørensen Holding ApS, company reg. (CVR) no. 39 44 44 61, c/o Anja Soussan, Enghavevej 58, 2nd floor, DK-1674 Copenhagen V;

(18) Foxhole.dings ApS, company reg. (CVR) no. 40 13 91 92, Uffesgade 8, 1st floor, DK-2200 Copenhagen N;

(19) Rasmus Frost, Thorsgade 91a, 3rd floor, DK-2200 Copenhagen N;

(20) Rasmus Ruhnau, Charlotte Muncks Vej 22, 4th floor, DK-2400 Copenhagen NV;

(21) Vejlemand Consulting ApS, company reg. (CVR) no. 38 61 10 38, Hvilevej 10, DK-2900 Hellerup;

(22) Jacques Rosanes, Købmagergade 53, 5th floor, DK-1150 Copenhagen;

(23) Johannes F.C.M Savonije, Höhestrasse 41a, CH-8702 Zollikon;

(24) Birchwood Capital ApS, company reg. (CVR) no. 43 40 50 71, Skovlybakken 17, Øverød, DK-2840 Holte;

(25) Anders Rønne Therkelsen, Carl Bernhards Vej 9, 1st floor, DK-1817 Frederiksberg;

(26) Omstillingen ApS, company reg. (CVR) no. 33 59 71 50, c/o Thomas Høgenhaven, Krogerupvej 3C, DK-3050 Humlebæk;

(27) Two Birds One Stone ApS, company reg. (CVR) no. 40 25 31 06, Søndergade 10, Onsbjerg, DK-8305 Samsø;

(28) Mads Heine, Vesterbrogade 108, 3rd floor, DK-1620 Copenhagen V;

(29) Lysgaard Holding, Frederiksberg ApS, company reg. (CVR) no. 38 25 80 60, Enghave 11, DK-2960 Rungsted Kyst;

(30) Jannick Birger Pedersen, Islands Brygge 38C, 10th floor, DK-2300 Copenhagen S;

(31) Nordic Fintech Angels A ApS, company reg. (CVR) no. 45 30 76 97, C/O Thomas Vejlemand, Hvilevej 10, DK-2900 Hellerup;

(32) Nordic Fintech Angels B ApS, company reg. (CVR) no. 45 30 76 89, C/O Per Rasmussen, Himmelev Sognevej 3, Himmelev, DK-4000 Roskilde;

(33) Friborg ApS, company reg. (CVR) no. 40 88 98 33, Olufsvej 27, DK-2100 Copenhagen O;

(34) TBL Holding ApS, company reg. (CVR) no. 28 97 90 29, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(35) Hook Road ApS, company reg. (CVR) no. 31 76 58 46, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(36) Sønderby ApS, company reg. (CVR) no. 33 64 12 73, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(37) SBC FinTech & Security 1618 B.V., Paul van Vlissingenstraat 10F, 1096BK VH Amsterdam, Netherlands;

(38) Helen Kobæk, Fyrresvinget 14, DK-2840 Holte;

(39) Nasdaq Technology AB, company reg. no. 556314-8138, Tullvaktsvägen 15, SE-105 78 Stockholm, Sweden;

(40) CHALEMENZA II ApS, company reg. (CVR) no. 35 41 48 51, Helsingevej 50A, Blistrup, DK-3230 Græsted;

(41) Nicky Overgaard Pedersen, Ålekistevej 214A, 3rd floor, DK-2720 Vanløse;

(42) Jacob Christian Dahl, Strandvejen 632, DK-2930 Klampenborg;

(43) Mathias Bredtoft Pedersen, Strandboulevarden 62B, 2nd floor, DK-2100 Copenhagen O;

(collectively referred to as the "**Sellers**" and each a "**Seller**")

and

(44) Diginex Limited an exempted liability company incorporated in the Cayman Islands with reg. no. 406606 and registered address of Nexus Way 89, Camana Bay, Grand Cayman, KY1-9009 (the "**Buyer**")

(the Sellers and the Buyer are each referred to as a "**Party**" and collectively the "**Parties**")

regarding the Buyer's purchase of all shares in Matter DK ApS, corporate reg. (CVR) no. 38 40 20 21 (the **"Company"**).

## 1. DEFINITIONS

1.1 The following terms used in this Agreement shall have the following meanings:

| | |
|---|---|
| **"Affiliate"** | means, in respect of a Person, any other Person that is controlled by, controls, or is under common control with the first Person. For the purposes of this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the power to exercise decisive influence over a Person's financial and operating decisions. |
| **"Agreement"** | means this share purchase agreement and its Schedules. |
| **"Basket"** | has the meaning ascribed to it in clause 13.3.1(b). |
| "**Beneficially Owned Shares**" | has the meaning ascribed to in clause 3.1.9. |
| **"Breach"** | means any failure to fulfil obligations and liabilities under this Agreement. |
| **"Business Day"** | means a day on which the banks in Denmark are generally open for business (except for banking business being conducted exclusively through the internet). |
| **"Cap"** | has the meaning ascribed to it in clause 13.3.2. |
| **"Claim"** | means any claim for damages raised by a Party against another Party due to a Breach. |
| **"Claim Dispute Notice"** | has the meaning ascribed to it in clause 13.8.3. |

| | |
|---|---|
| **"Claim Notice"** | has the meaning ascribed to it in clause 13.8.1. |
| **"Closing"** | has the meaning ascribed to it in clause 8.1. |
| **"Closing Date"** | has the meaning ascribed to it in clause 8.1. |
| "**Conditions Precedent**" | has the meaning ascribed to it in clause 6.1. |
| **"Consideration Shares"** | has the meaning ascribed to it in clause 3.1.2. |
| **"Convertible Note"** | has the meaning ascribed to in clause 4.1. |
| **"De Minimis Threshold"** | has the meaning ascribed to in clause 13.3.1(a). |
| **"Disclosed"** | means, with respect to any matter, fact or circumstance relating to the Company, that such matter, fact or circumstance has been: (i) disclosed in the Due Diligence Documentation or in this Agreement in a manner and context that would enable a reasonable buyer or its professional advisers, having regard to the nature of the disclosure, to become reasonably aware of the nature and significance of such matter, fact or circumstance, or (ii) publicly available and readily accessible prior to the Closing Date through official public registers or platforms, provided that such availability is sufficiently specific to reasonably inform a buyer of the relevant matter, fact or circumstance. |
| **"Due Diligence Documentation"** | has the meaning ascribed to in clause 10. |
| **"Fundamental Warranties"** | means the Warranties listed in clauses 1 (*Authority and Capacity*) and 2 (*Corporate*) of Schedule 11.1. |
| **"Incentive Shares"** | has the meaning ascribed to in clause 3.2.1. |
| **“Indemnitors”** | has the meaning ascribed to in clause 13.1.1. |
| **"Key Persons"** | means each of the individuals listed in Schedule 3.2.1. |
| “**Lock-Up Period**” | has the meaning ascribed to in clause 3.1.9. |
| **"Loss"** | means any direct loss, damage, claim, liability, cost or expense actually suffered or incurred by a Party as a result of a Breach by another Party subject to the limitations and exclusions set out in this Agreement. |
| **"Management"** | means Niels Fibæk-Jensen and Emil Stigsgaard Fuglsang. |
| “**Management Accounts**” | has the meaning ascribed to in clause 6.1(iii). |

| | |
|---|---|
| **"Noteholder(s)"** | means each of the following persons and entities, being holders of, or having a right to receive shares or payment pursuant to, a convertible note issued by the Company: |

(i) Nasdaq Technology AB, company reg. no. 556314-8138, Tullvaktsvägen 15, SE-105 78 Stockholm, Sweden;

(ii) LMST Holding ApS, company reg. (CVR) no. 35 38 05 66, c/o Tinggaard Advisory ApS, Galionsvej 74, DK-1437 Copenhagen K;

(iii) MoreFutures ApS, company reg. (CVR) no. 19 15 44 91, c/o Jannick Pedersen, Islands Brygge 50, 2. Th, DK-2300 Copenhagen S;

(iv) CHALEMENZA II ApS, company reg. (CVR) no. 35 41 48 51, Helsingevej 50A, Blistrup, DK-3230 Græsted;

(v) Jannick Birger Pedersen, Islands Brygge 38C, 10th floor, DK-2300 Copenhagen S;

(vi) TBL Holding ApS, company reg. (CVR) no. 28 97 90 29, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(vii) Birchwood Capital ApS, company reg. (CVR) no. 43 40 50 71, Skovlybakken 17, Øverød, DK-2840 Holte;

(viii) Hook Road ApS, company reg. (CVR) no. 31 76 58 46, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(ix) Lysgaard Holding, Frederiksberg ApS, company reg. (CVR) no. 38 25 80 60, Enghave 11, DK-2960 Rungsted Kyst;

(x) Sønderby ApS, company reg. (CVR) no. 33 64 12 73, c/o Steen Sønderby, Højmarkvej 26, DK-8270 Højbjerg;

(xi) Nicky Overgaard Pedersen, Ålekistevej 214A, 3rd floor, DK-2720 Vanløse;

(xii) Jacob Christian Dahl, Strandvejen 632, DK-2930 Klampenborg; and

(xiii) Mathias Bredtoft Pedersen, Strandboulevarden 62B, 2nd floor, DK-2100 Copenhagen O.

| | |
|---|---|
| **"Party"** | shall have the meaning set out above. |
| "**Permitted Transferee**" | has the meaning ascribed to in clause 3.1.9. |

| | |
|---|---|
| **"Person"** | means any individual, corporation, partnership, firm, joint venture, association, trust, organisation, governmental or regulatory body, or other entity. |
| **"Providers"** | means each of the persons/entities providing the Warranties pursuant to Schedule 11.1. |
| **"Providers' Knowledge"** | means the actual knowledge of Niels Fibæk-Jensen and Emil Stigsgaard Fuglsang at the Closing Date as well as the ought to have knowledge of such persons, each after having made due inquiries with relevant personnel. |
| **"Purchase Price"** | has the meaning ascribed to it in clause 3.1.1. |
| **"Questionnaire"** | has the meaning ascribed to it in clause 3.1.7. |
| **"Recovery Amount"** | has the meaning ascribed to it in clause 13.7.1. |
| **"Registration Statement"** | has the meaning ascribed to it in clause 3.1.6. |
| **"Schedule"** | means any and all schedules attached to this Agreement. |
| **"Securities Act"** | has the meaning ascribed to in clause 3.1.9. |
| **"Sell-Side Representatives"** | has the meaning ascribed to it in clause 14.1.1. |
| **"Shares"** | means 100% of the Company's nominal share capital, corresponding to nominally DKK 109,236.82 fully paid-in shares, representing all equity-related rights in the Company on a fully diluted, as-if-converted basis. |
| **"Signing Date"** | has the meaning set out in clause 5.1. |
| **"Specific Indemnities"** | has the meaning set out in clause 13.6. |
| **"Tax"** | means any and all taxes of whatever nature imposed by and/or payable to any public authority, including income taxes, capital gain taxes, withholding taxes, sales and transfer taxes, energy and real estate taxes, labour market and social contribution taxes, customs duties, VAT and similar levies, duties, charges, stamps and imposts of whatever nature as well as any penalty, fine, surcharge or interest relating thereto. |
| **"Third Party Rights"** | means any lien, mortgage, deed of trust, deed to secure debt, pledge, charge, security interest, right of first refusal, easement, restriction, and any other type of third party right. |
| **"USD"** | means the lawful currency of the United States of America. |

| | |
|---|---|
| **"U.S. Person"** | means a "U.S. person" as defined in Rule 902(k) of Regulation S under the U.S. Securities Act. |
| **"Warranties"** | means the warranties given by the Providers to the Buyer as set forth in Schedule 11.1. |
| **"Warrant Holders"** | means any person or entity that, as of the date of this agreement, holds one or more outstanding warrants to subscribe for or purchase shares, or any other way acquire shares in the Company. |

1.2 Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, and references to natural persons shall include legal entities and vice versa. References to clauses are to clauses, including sub-clauses, of this Agreement.

**2. TRANSFER OF SHARES**

2.1 Subject to the terms and conditions of this Agreement, each of the Sellers hereby sells and transfers to the Buyer their respective portion of the Shares, and the Buyer hereby acquires all of the Shares from the Sellers, free and clear of any and all Third Party Rights.

2.2 With effect from Closing, the Buyer shall be entitled to all rights and benefits attached to the Shares, including legal title, voting rights and the right to receive dividends and other distributions.

2.3 In relation to the transactions contemplated hereby, each Seller hereby waives any right of redemption, pre-emption, first refusal, post-transfer purchase or similar right that it may have with respect to the Shares whether under the Company's articles of association or any agreement.

**3. CONSIDERATION**

**3.1 Consideration Shares**

3.1.1 The aggregate consideration payable to the Sellers and Noteholders shall amount to USD 13,000,000 (the "**Purchase Price**").

3.1.2 The Purchase Price shall be paid by the Buyer to the Sellers and Noteholders through issuance by the Buyer of a total of 155,187 ordinary shares in the Buyer, free and clear from any Third Party Rights (the **"Consideration Shares"**). The rights of the Sellers and Noteholders to the Consideration Shares shall be subject to the terms and conditions set forth in this clause 3.1.

3.1.3 The Purchase Price shall be paid by the Buyer to the Sellers and the Noteholders through the issuance of ordinary shares in the Buyer as follows:

(i) Firstly, an amount corresponding to 85% of the Purchase Price (USD 11,050,000) shall be settled on the Closing Date through the issuance of 131,909 ordinary shares in the Buyer, such shares having an aggregate value equal to 85% of the Purchase Price based on the volume-weighted average price of the Buyer's ordinary shares over the 60 trading days immediately preceding 23 May 2025; and

(ii) Secondly, the remaining 15% of the Purchase Price (USD 1,950,000) shall be settled 12 months after the Closing Date through the issuance of 23,278 ordinary shares in

the Buyer, such shares having an aggregate value equal to 15% of the Purchase Price based on the volume-weighted average price of the Buyer's ordinary shares over the 60 trading days immediately preceding 23 May 2025.

3.1.4 The allocation of the Consideration Shares among the Sellers and Noteholders shall be as set out in Schedule 3.1.4.

3.1.5 The Consideration Shares shall be duly and validly issued, fully paid, non-assessable, and shall rank pari passu in all respects with the existing ordinary shares of the Buyer as of the date of issuance. Schedule 3.1.4 shall set out the recipient and the number of Consideration Shares to be issued in connection with both first and second payment.

3.1.6 The Buyer shall file a registration statement on Form F1 (the "**Registration Statement**") with the Securities and Exchange Commission (SEC) within 90 days of Closing in respect of the Consideration Shares. The Buyer shall use its reasonable best efforts to have the Registration Statement, and any amendment, declared effective by the SEC at the earliest date thereafter. Notwithstanding the foregoing, the Sellers acknowledge the Consideration Shares are subject to the lock-up restrictions included in clause 3.1.9 below as further set out in this Agreement.

3.1.7 Each of the Sellers/Noteholders receiving Consideration Shares agrees to provide a completed questionnaire in the form attached hereto in Schedule 3.1.7 (the "**Questionnaire**") within 10 Business Days after the Closing Date, and to otherwise provide cooperation in connection with the registration of the Consideration Shares.

3.1.8 All necessary corporate approvals for the issuance of the Consideration Shares shall have been obtained prior to the Closing Date, and the issuance shall comply with all applicable securities laws and regulations.

3.1.9 During a period of 18 months from the Closing Date (the "**Lock-Up Period**"), the Sellers and Noteholders receiving Consideration Shares will not, without the prior written consent of the Buyer, directly or indirectly, (i) offer, sell, assign, pledge, transfer, contract to sell, grant any option for the sale of, or otherwise dispose of, or announce the intention to otherwise dispose of, any ordinary shares now owned by the Seller or Noteholder or with respect to which the Seller or Noteholder has or hereafter acquires the power of disposition (including, without limitation, ordinary shares which may be deemed to be beneficially owned by the Seller or Noteholder in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the "**Securities Act**") (such shares, the "**Beneficially Owned Shares**") or securities convertible into or exercisable or exchangeable for ordinary shares, (ii) enter into any swap, hedge, pledge or similar agreement or arrangement that transfers in whole or in part, any of the economic consequences of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for ordinary shares, whether now owned by the Seller or Noteholder or with respect to which the Seller or Noteholder has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Buyer's ordinary shares. Notwithstanding the foregoing, the Seller or Noteholder receiving Consideration Shares may transfer all or part of its Consideration Shares during the Lock-Up Period (i) to an Affiliate of such Seller or Noteholder, (ii) to a trust or holding company established for estate planning purposes of said Seller or Noteholder (each "**Permitted Transferee**"), each by way of a single, non-recurring transfer for each such Seller or Noteholder (provided that all obligations contained in this Agreement shall remain in full force and effect and continue to apply to the transferred shares and to each transferee as if such transferee was the original

Seller or Noteholder), or (iii) for the purpose of an Indemnitor's indemnification pursuant to clause 13.

3.1.10 If a Seller or Noteholder commits a breach of clause 3.1.9 and fails to cure such breach within 10 Business Days after receiving written notice of such breach from the Buyer, the Buyer shall have the right to repurchase all Consideration Shares held by such Seller or Noteholder, exercisable by written notice to the relevant Seller or Noteholder within 20 Business Days following the date on which the Buyer becomes aware of such breach, at a purchase price equal to 30% of the lower of (i) the volume-weighted average trading price of the Buyer's ordinary shares over the 60 trading days immediately preceding 23 May 2025, or (ii) the market price of the Buyer's ordinary shares immediately prior to the date of the breach.

**3.2 Management Incentive Shares**

3.2.1 The Buyer will at Closing also reserve a total of 29,844 ordinary shares in the Buyer to the Key Persons (the "**Incentive Shares**"), corresponding to an indicative value of USD 2,500,000 based on the valuation applied pursuant to the Memorandum of Understanding between the Parties dated 23 May 2025. The allocation of the Incentive Shares among the Key Persons shall be as set forth in Schedule 3.2.1.

3.2.2 The Incentive Shares shall be subject to the terms set forth in Schedule 3.2.2 and the individual agreements with the relevant Key Persons, including, without limitation, provisions regarding leaver events, transfer restrictions, and conditions of issuance.

3.2.3 The Incentive Shares shall be duly and validly issued, fully paid, non-assessable, and shall rank pari passu in all respects with the existing ordinary shares of the Buyer as of the date of issuance.

3.2.4 The Buyer shall file a Registration Statement with the SEC within 90 days of the Closing Date in respect of the Incentive Shares. The Buyer shall use its reasonable best efforts to have the Registration Statement, and any amendment, declared effective by the SEC at the earliest possible date thereafter. Notwithstanding the foregoing, the Sellers acknowledge the Incentive Shares are subject to the lockup restrictions included in clause 3.1.9 above as further set out in this Agreement.

3.2.5 Each of the Key Persons shall provide a completed Questionnaire in the form attached hereto in Schedule 3.1.7 within 10 Business Days after the Closing Date, and to otherwise provide cooperation in connection with the registration of the Incentive Shares.

## 4. SATISFACTION OF CONVERTIBLE NOTE

4.1 Subject to and conditional upon Closing, each of the Noteholders shall be issued and allotted the number of Consideration Shares set out in Schedule 3.1.4 as full and final satisfaction of all rights, claims and entitlements to receive any amounts (including principal, interest, fees or other obligations) under or in connection with the Third Amended and Restated Convertible Loan Note entered into between the Company and the Noteholders on 24 September 2024 (the **"Convertible Note"**).

4.2 Following Closing and issuance of the relevant Consideration Shares, the Noteholders shall have no further rights, claims or entitlements (whether actual or contingent) under the Convertible Note or otherwise in respect of any obligations of the Company arising therefrom.

## 5. SIGNING

5.1 Signing of this Agreement shall take place on 14 August 2025 (the "**Signing Date**") by electronic exchange of signatures.

5.2 As of the signing of this Agreement, the Sellers have provided the Buyer with documentation evidencing that the Persons executing this Agreement on behalf of the Sellers are duly authorised to do so, cf. Schedule 5.2.

5.3 As of the signing of this Agreement, the Buyer has provided the Sellers with documentation evidencing that the Persons executing this Agreement on behalf of the Buyer is duly authorised to do so, cf. Schedule 5.3.

## 6. CONDITIONS PRECEDENT

6.1 The Buyer's obligation to consummate this Agreement is subject to the satisfaction, at Closing, of each of the following conditions, any of which may be waived by the Buyer in its sole discretion (collectively, the "**Conditions Precedent**"):

(i) All Warrant Holders have signed the form of warrant settlement agreement enclosed as Schedule 6.1(i).

(ii) The Company shall have obtained written consents, in form and substance satisfactory to the Buyer, from each of (i) eVestment, (ii) Nasdaq, (iii) BNP Paribas Asset Management Europe, and (iv) Tryg Forsikring A/S, in respect of the change of control provisions under the relevant agreements with the Company.

(iii) The Company shall provide the Buyer with a management account of the Company as of 31 July 2025, including profit and loss statement and balance sheet, which must be fully balanced with all balance sheets items fully reconciled and an annual recurring revenue schedule that is fully reconciled with the aforementioned management accounts (the "**Management Accounts**") in form and substance to the reasonable satisfactory to the Buyer.

## 7. OPERATIONS PENDING CLOSING

7.1 Except as otherwise provided in this Agreement, the Sellers shall procure that, during the period from the Signing Date until Closing, the Company conducts its business in the ordinary course and consistent with past operational and financial practices, and in a manner that preserves the Company as a going concern.

7.2 In particular, the Sellers shall ensure that, during the period from the Signing Date until Closing, they do not consent to any of the actions listed below, except with the prior written consent of the Buyer or as expressly permitted under this Agreement, and only to the extent the Sellers have a right or ability to consent to such actions:

(i) Sell, otherwise dispose of, or acquire any material asset, including real estate, except for any disposal or acquisition in the ordinary course of business;

(ii) create any Third Party Rights over any of its assets other than in the ordinary course of business;

(iii) increase the rates of compensation (including bonuses) to the employees of the Company;

(iv) enter into any new employment contracts, or agree any change to or terminate the employment contract with any key employee other than changes in the ordinary course of business;

(v) agree any change to or terminate any agreements with any material customer, distributor, agent, or supplier other than in the ordinary course of business;

(vi) change the rebate, payment or credit terms for any customer and/or supplier in a manner which is not in the ordinary course of business and consistent with past practice;

(vii) pass any shareholders' resolution to amend its capital structure or amend any of its corporate documents;

(viii) issue any shares or other instruments convertible into shares;

(ix) declare or make any dividend distribution or other payment to any of the Sellers;

(x) take any voluntary action in relation to Tax matters which is inconsistent with the approach taken up to the Signing Date, including a change in Tax residency;

(xi) sell, license, otherwise dispose of, terminate its right to use, fail to renew or fail to take any action to defend or preserve any intellectual property right that is owned or used by the Company;

(xii) disclose any confidential information of the Company other than in the ordinary course of business or to shareholders;

(xiii) initiate any litigation or arbitration, or waive, release, assign, settle, or compromise any claim or legal action, other than in the ordinary course of business;

(xiv) cause any of its insurance policies to discontinue or continue on materially altered terms and conditions;

(xv) enter into any agreement or transaction with any third party that is not on arm's length terms and conditions;

(xvi) undertake, create, assume, increase or settle, in part or in full, any loans or other financial indebtedness or grant any credit to any third person or incur liability, except in the ordinary course of business;

(xvii) enter into, amend or terminate any agreement or transaction with – or undertake any obligation for the benefit of – any Seller or any of the Sellers' related parties;

(xviii) change its current business practices, including making investments and incurring operational expenditures, with the purpose or the effect of influencing the Purchase Price;

(xix) acquire or sell any shares or other interest in any company or partnership, or merge with another company;

(xx) make any changes in the Company's accounting policies, principles or practices, other than as required by applicable law;

(xxi) make any payments which rightfully should have been made by any Seller or any of the Seller's Related Parties; and

(xxii) agree, authorise or commit to take any of the aforementioned actions.

**8. CLOSING**

8.1 Completion of the transactions contemplated by this Agreement ("**Closing**") shall take place as soon as practicable after fulfilment of all Conditions Precedent (the **"Closing Date"**), by way of electronic exchange of signatures.

8.2 On the Closing Date, the Sellers and Noteholders shall take, or cause to be taken, the following actions and deliver or procure delivery to the Buyer of the following documents and materials:

(i) an updated register of shareholders evidencing that the Buyer is the registered owner of all the Shares;

(ii) duly signed resignation letters from each member of the Company's board of directors (as instructed by the Buyer), confirming (a) their resignation effective as of the Closing Date, and (b) that they have no outstanding claims or rights against the Company in their capacity as a board member;

(iii) copies of warrant settlement agreements, duly signed by each Warrant Holder;

(iv) written confirmation from the board of directors of the Company certifying that no outstanding rights to securities exist in the Company at Closing;

(v) written consent from each of (i) eVestment, (ii) Nasdaq, (iii) BNP Paribas Asset Management Europe, and (iv) Tryg Forsikring A/S, in respect of the change of control provisions under the relevant agreements with the Company;

(vi) Management Accounts, cf. clause 6.1(iii);

(vii) documentary evidence that the Company's board of directors has approved the transfer of the Shares;

(viii) an electronic copy of the Due Diligence Documentation; and

(ix) such other documents, instruments, certificates and/or actions as the Buyer may reasonably request for the purpose of consummating and perfecting the transactions contemplated by this Agreement.

8.3 The Buyer shall be entitled, in its sole discretion, to waive the fulfilment of any of the obligations or conditions set out in clause 8.2, in whole or in part, provided that any such waiver shall be effective only if made in writing and delivered to the Sell-Side Representatives prior to or at Closing.

8.4 At Closing, the Buyer shall take, or cause to be taken, the following actions and deliver or procure delivery to the Sell-Side Representatives the following:

(i) documentary evidence that 85% of the Consideration Shares have been validly issued and allotted to the Sellers and Noteholders, and that such issuance and allotment has been duly registered with the applicable authorities with binding legal effect, including any other documentation reasonably requested by the Sellers and Noteholders to confirm the valid issuance of the Consideration Shares; and

(ii) such other documents, instruments, certificates and/or actions as the Sell-Side Representatives may reasonably request for the purpose of consummating and perfecting the transactions contemplated by this Agreement.

8.5 The Sell-Side Representatives shall be entitled, in its sole discretion, to waive the fulfilment of any of the obligations or conditions set out in clause 8.4, in whole or in part, provided that any such waiver shall be effective only if made in writing and delivered to the Buyer prior to or at Closing.

8.6 All actions and deliveries to be taken or made under clauses 8.2 and 8.4 shall be deemed to occur simultaneously, and no action, delivery, or transfer under either clause shall be deemed to have been completed until all actions required under both clauses have been completed or duly waived in writing by the Buyer or the Sell-Side Representatives, as applicable.

8.7 As soon as possible after Closing, and in any event no later than three Business Days after Closing, the Buyer shall:

(i) arrange for an extraordinary general meeting to be held in the Company at which (a) the resigning board members shall resign and be granted full and final discharge from any liability arising from their directorships, except in the event of fraud or wilful misconduct, and (b) new board members shall be appointed in accordance with the Buyer's instructions;

(ii) register the Buyer as the legal owner of the Shares in the Danish Business Register; and

(iii) register the relevant Sellers, Noteholders and Key Persons as the legal owners of the Consideration Shares, as applicable.

8.8 The Buyer shall share documentary evidence of such actions with the Sell-Side Representatives, who shall share such evidence with the Sellers and Noteholders.

## 9. POST-CLOSING UNDERTAKINGS

9.1 Each of the Sellers/Noteholders receiving Consideration Shares and they Key Persons shall provide a completed Questionnaire to the Buyer within 10 Business Days after the Closing Date.

## 10. DUE DILIGENCE

10.1 Prior to Closing, the Buyer has conducted a financial, legal, tax and technology, due diligence investigation of the Company, including full access to a virtual data room containing the Due Diligence Documentation and access to the Company's facilities, books and records, key employees, customers, suppliers and advisors for the purpose of completing such due diligence investigation. A list of the documentation disclosed in the virtual data room is attached as Schedule 10 (the "**Due Diligence Documentation**").

10.2 The Company has established a virtual data room in connection with the transactions contemplated by this Agreement, which was made available under the headline "Project Matter" and hosted by Ansarada Pty Ltd in the period between 30 May 2025 and the Signing Date with the following address: https://dataroom.ansarada.com/_mvc/z8jc8sa2vlqo%7C190915/9344341/spa/documents.

10.3 The Buyer acknowledges that it has had the opportunity to raise questions, request clarifications, and obtain additional information from the Sellers and the Company. Based on the Due Diligence Documentation and such inquiries, the Buyer has conducted its own independent review and analysis of the Company.

**11. WARRANTIES**

11.1 Each of the Providers represents and warrants to the Buyer the warranties set out in Schedule 11.1 ("**Warranties**") as of the Closing Date.

11.2 Except for the Fundamental Warranties, the Warranties are subject to and qualified by all matters, facts or circumstances relating to the Company that have been Disclosed.

11.3 No other representations or warranties are provided than the Warranties or Specific Indemnities.

11.4 Notwithstanding anything to the contrary in this Agreement, none of the Sellers, Noteholders, Indemnitors nor the Providers give any warranties whatsoever in respect of information on prospects concerning the future, including as set out in a business plan, budgets and forecasts, regardless of whether such information has been Disclosed or otherwise communicated to the Buyer.

11.5 The Sellers and Noteholders receiving Consideration Shares hereby warrant and represent with respect to themselves (individually) to the Buyer that such Seller/Noteholder receiving Consideration Shares is either an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, or not a U.S. Person and none of such Persons is acquiring Consideration Shares for the account or benefit of a U.S. Person or a Person in the United States.

11.6 The Sellers and Noteholders receiving Consideration Shares understand that the Consideration Shares will be issued to the Sellers and Noteholders, as applicable, pursuant to the exclusion from the registration requirements of the U.S. Securities Act provided under Rule 903 of Regulation S thereunder and/or under Section 4(a) 2 and/or Rule 506(b) of Regulation D and will be "restricted securities" within the meaning of Rule 144(a)(3) of the U.S. Securities and may not resold or transferred except pursuant to an available exemption from the registration requirements of the U.S. Securities Act or pursuant to an effective registration statement thereunder. The Sellers and Noteholders receiving Consideration Shares are aware of the Provisions of Rule 144 under the Securities Act, which limit the resale of securities purchased in a private placement. The Consideration Shares will be required to bear a U.S. restrictive legend substantially in the form as follows:

11.6.1 ***THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.***

11.7 The Sellers and Noteholders receiving Consideration Shares agree to take any other action required to be taken under this Securities Act, the Exchange Act, any applicable foreign or state securities or blue sky laws and the rules and regulations thereunder in connection with the issuance of the Consideration Shares or the listing of such shares on Nasdaq.

## 12. BUYER'S WARRANTIES

12.1 The Buyer represents and warrants to the Sellers as follows:

(i) It is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to carry on its business.

(ii) It is not insolvent, has not suspended payments, and is not subject to or under threat of any bankruptcy, insolvency, or similar proceedings.

(iii) It has full legal capacity, power, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(iv) This Agreement has been duly executed and delivered by the Buyer and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable laws relating to insolvency, bankruptcy, or similar matters affecting creditors' rights generally.

(v) The execution, delivery, and performance of this Agreement by the Buyer do not and will not: (a) violate its constitutional documents, (b) result in a breach of or constitute a default under any material agreement to which it is a party or by which it is bound, or (c) violate any applicable law, regulation, or governmental order binding upon it.

(vi) Any and all authorizations (of whatever kind) required or necessary to enable it to lawfully enter into and exercise its rights and comply with its obligations under this Agreement have been obtained or effected and are in full force and effect.

(vii) No consent, approval, or authorization of any governmental authority is required to be obtained by the Buyer in connection with the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby.

(viii) There is no litigation, arbitration, investigation, or other legal or governmental proceeding pending or threatened against it that would prevent or materially impair its ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(ix) Subject to Closing, the Consideration Shares have been validly issued, are fully paid up and free and clear of any Third Party Rights. The Consideration Shares will be admitted to trading on Nasdaq and issuance thereof complies with all applicable securities laws and regulations. No share certificates are required to be or have been issued for the Consideration Shares.

(x) The Buyer is not aware of any fact, matter, event or circumstance which could reasonably be expected to constitute a Breach of this Agreement or otherwise could entitle the Buyer to make a Claim.

## 13. INDEMNIFICATION

### 13.1 Obligation of the Sellers to Indemnify

13.1.1 Subject to the limitations contained in this clause 13, each of the Sellers and Noteholders (collectively, the "**Indemnitors**") (severally (in proportion to their pro rata part of the Consideration Shares received) and not jointly) agree to indemnify, defend, and hold harmless the Buyer from and against all Losses suffered by the Buyer due to: (a) a Breach of this Agreement by the Indemnitors; (b) any failure of any Warranties to be true and correct as of the Closing Date, and (c) any breach of a Specific Indemnity.

13.1.2 For the avoidance of doubt, no member of the Management shall be liable to indemnify the Buyer for any Breach of this Agreement, including any breach or inaccuracy of the Warranties, regardless of whether such member of the Management is a party to this Agreement and/or has provided or been deemed to provide any of the Warranties.

13.1.3 The Indemnitors' obligation to indemnify the Buyer for any Loss shall be several and not joint and, accordingly, each of the Indemnitors shall only be liable towards the Buyer according to their pro rata ownership of the Consideration Shares as set forth in Schedule 3.1.4. Notwithstanding the foregoing, if a Warranty is breached only by an individual Indemnitor, only such Indemnitors shall be liable for any breach of such Warranty.

### 13.2 Obligation of the Buyer to Indemnify

13.2.1 The Buyer agrees to indemnify, defend, and hold harmless the Sellers from and against all losses suffered by the Sellers due to a Breach of this Agreement by the Buyer or any failure of any warranty in clause 12.1 to be true and correct, in each case in accordance with the general principles of Danish law.

### 13.3 Limitations

13.3.1 The Indemnitors are not liable for the Buyer's Loss resulting from a Breach of the Warranties unless:

(a) each individual Claim or Loss exceeds USD 75,000 (the **"De Minimis Threshold"**), it being agreed and understood that Losses arising out of the same or related events (serial claims) shall count as a single Claim for the purpose of the De Minimis Threshold; and

(b) the aggregate of all individual Losses (each exceeding the De Minimis Threshold) exceeds USD 200,000 (the "**Basket**") and then for the entire portion of the aggregate Claims and not only for the excess amount (i.e. tipping basket).

13.3.2 The Indemnitors' maximum aggregate liability for Claims in respect of any Loss for breach of the Warranties shall in no event exceed an amount corresponding to 50 % of the Purchase Price (the **"Cap"**).

13.3.3 The Indemnitors shall not be liable in respect of any Claim unless a Claim Notice has been submitted by the Buyer to the Sell-Side Representatives:

(a) in respect of a Claim resulting from a breach of the Fundamental Warranties, no later than the first Business Day following 60 months after the Closing Date;

(b) in respect of a Claim resulting from a breach of the Warranties relating to Taxes, no later than 3 months after the statutory limitation of the underlying matter giving rise to the Claim;

(c) in respect of a Claim resulting from a breach of the Warranties listed in clause 10 (*Intellectual Property Rights*) of Schedule 11.1, no later than the first Business Day following 36 months after the Closing Date; and

(d) in respect of any Claim resulting from any other breach of the Warranties, no later than the first Business Day following 18 months after the Closing Date.

13.3.4 The remedies provided for in this clause 13 shall be the sole and exclusive remedies available to the Buyer with respect to any and all Breaches of a Seller or Noteholder. Without limiting the generality of the foregoing, the Buyer waives and shall not assert, any claims against any Seller or Noteholder, or any of their respective directors, officers, advisors, agents or employees except as provided in this Agreement.

**13.4 Calculation of Loss**

13.4.1 Any Loss must be calculated on a USD-for-USD basis without taking into account the calculations and multiples used for the calculation of the Purchase Price.

13.4.2 The Parties shall use all reasonable efforts to mitigate any Loss for which a Claim is notified in accordance with the requirements of Danish law.

13.4.3 Only Losses, which have been effectively sustained, shall qualify for indemnification. A liability which is contingent shall not constitute a Loss unless and until such contingent liability becomes an actual liability and is due and payable.

13.4.4 When calculating the amount of a Loss, any Loss sustained in a foreign currency (i.e. not in USD) shall be converted into USD using the exchange rate published by the Central Bank of Denmark on the day when the Loss is notified to the Sell-Side Representatives.

13.4.5 The effect of any Tax benefit or saving which the Buyer, the Buyer's group and/or the Company has benefitted from or is entitled to be benefitted from as a result of the Loss for which a Claim is made shall be deducted when calculating the Loss.

13.4.6 The Indemnitors are not liable to indemnify the Buyer for any Loss if and to the extent such Loss has been specifically taken into account in the calculation of the Purchase Price or is adequately provided for in the Company's accounts.

13.4.7 The Indemnitors shall not be liable to indemnify any Loss arising from (i) any change in applicable law after the Closing Date having retrospective effect, or (ii) any act or omission by the Company, the Buyer or any the Buyer's group companies occurring after the Closing Date.

13.4.8 The Indemnitors shall not be liable to compensate the Buyer or the Company for any Loss if and to the extent such Loss has been recovered by the Company, the Buyer or any the Buyer group companies, from any Person, or for which the Company, the Buyer or any of the Buyer's group companies otherwise receive compensation, including any amount which is recovered under a policy of insurance held by the Company, the Buyer or any of the Buyer's group companies. If and to the extent the Company, the Buyer or any the Buyer's group companies have been compensated for a Loss by the Indemnitors and the Company, the Buyer or any the Buyer's group companies subsequently recover such Loss from any Person, the Company, the Buyer or any the Buyer's group companies (as the case may be) shall repay such amount to the Indemnitors.

13.4.9 The Buyer shall not be entitled to indemnification or other restitution more than once in respect of the same Loss. In particular, without limitation, the foregoing shall apply where one and the same set of facts qualifies under more than one provision entitling the Buyer to a Claim or remedy under or in connection with this Agreement.

13.4.10 Any amount of indemnification paid by any of the Indemnitors to the Buyer under the Agreement shall be regarded as a reduction of the Purchase Price.

**13.5 Satisfaction of Claims**

13.5.1 Subject to the terms of this Agreement, any indemnifiable Loss payable by the Indemnitors to the Buyer under this Agreement may, at the sole election of each relevant Indemnitor (to be notified in writing to the Buyer within 20 Business Days of receipt of the relevant Claim Notice), be satisfied either by way of:

(i) cash payment to the Buyer; or

(ii) set-off against any Consideration Shares (or a corresponding number of shares of the same class acquired by an Indemnitor on the public market) to which such Indemnitor is or would otherwise become entitled under this Agreement, provided that the value of such shares shall be determined based on the higher of (a) their original issue value under this Agreement and (b) their fair market value as of the date of the Claim Notice (unless otherwise agreed in writing between the Buyer and the relevant Indemnitor). Notwithstanding the foregoing, the Buyer shall be entitled to withhold or set off any portion of the 15% tranche of the Consideration Shares that would otherwise be issued to the Sellers/Noteholders, to the extent that a valid, proved and undisputed Claim exists pursuant to this Agreement. Notwithstanding anything to the contrary, in the event an Indemnitor has transferred all of its Consideration Shares (or a corresponding number of shares acquired on the public market) to the Buyer, such transfer shall be deemed to constitute full and final settlement of the relevant Loss.

13.5.2 If the relevant Indemnitor does not notify the Buyer of its election within the timeframe set out in clause 13.5.1, the indemnifiable Loss shall be satisfied by way of transfer of Consideration Shares.

13.5.3 If a Indemnitor elects to satisfy a Claim (in whole or in part) by set-off against Consideration Shares under clause 13.5.1(ii), the Buyer shall take all reasonably necessary steps to facilitate

such set-off, including providing or executing any required documentation to effect the cancellation or retransfer of such Consideration Shares in accordance with applicable law.

13.5.4 The Buyer shall, to the extent legally permissible and without undue delay, pursue any available recovery under any applicable insurance policy covering the relevant Loss before seeking indemnification from the Indemnitors under this Agreement. The Indemnitors shall not be liable for any Loss to the extent it is recovered (or would have been recoverable had such steps been taken) under such insurance coverage.

**13.6 Specific Indemnities**

13.6.1 Notwithstanding any provision to the contrary in this Agreement, the Indemnitors (severally and not jointly, in accordance with clause 13.1.3) shall indemnify and hold harmless the Buyer and the Company from and against any and all Losses suffered or incurred by the Buyer or the Company, directly or indirectly, arising out of or in connection with the following matters (collectively, the **"Specific Indemnities"**):

(a) The Company's current business registration with the Danish Business Authority, including any actual or alleged non-compliance, misrepresentation, or discrepancy between such registration and the Company's actual or intended business activities; any requirement, investigation, enforcement action, or other measure imposed by the Danish Financial Supervisory Authority or any other competent authority arising from such registration; and any costs associated with amending, correcting, or defending the registration.

(b) Any non-compliance with the General Data Protection Regulation (GDPR), including but not limited to fines, penalties, or regulatory sanctions imposed by competent authorities; claims brought by individuals or third parties related to such non-compliance; costs or expenses related to rectifying the non-compliance; and legal costs or other expenses incurred in defending or settling claims connected to GDPR violations.

(c) Any equity-related instruments, including but not limited to warrants, options, or convertible notes, that remain outstanding or unresolved as of the Closing Date.

(d) Any payments rightfully claimed by SG Analytics Private Limited for work done prior to the Closing Date to the extent such claims relate to payments that have not been recorded as liabilities in the Company's balance sheet as Disclosed.

(e) Any and all Losses suffered or incurred by the Buyer or the Company arising out of, or in connection with, any misstatements in the Company's revenue in the Management Accounts, to the extent such matter have caused or result in Losses, and irrespective of whether such matters were identified or not in the due diligence.

(f) An amount equal to 50% of any Losses arising from claims or clawbacks by any Tax authority relating to the 2024 R&D tax credit; provided, however, that such amount shall not exceed EUR 175,000.

13.6.2 The Specific Indemnities shall not be subject to the limitations set out in clause 13.3, except for the Cap (unless otherwise provided for in such Specific Indemnity).

13.6.3 The Indemnitors shall not be liable in respect of any Specific Indemnities unless a Claim Notice has been submitted by the Buyer to the Sell-Side Representatives no later than the first Business Day following 18 months after the Closing Date.

13.6.4 For the avoidance of doubt, nothing in this clause 13.6 shall limit or exclude any liability of the Indemnitors arising out of or in connection with fraud or wilful misconduct.

**13.7 Recovery Amount**

13.7.1 If the Buyer subsequently receives any amount or benefit (a "**Recovery Amount**") from a third party against which the Indemnitors have already indemnified the Buyer, the Buyer must no later than 10 Business Days after having received such Recovery Amount repay to the Indemnitors an amount equal to the Recovery Amount (less all reasonable documented costs, charges, and expenses incurred in making such recovery).

**13.8 Notice of Claim**

13.8.1 Any Claim by the Buyer against the Indemnitors for Breach of the Warranties shall be notified in writing (a "**Claim Notice**") to the Sell-Side Representatives by the Buyer no later than 20 Business Days after the Buyer has become or should reasonably have become aware of the events or circumstances giving rise to the Claim. Any Claim Notice must include a reasonably detailed description of the Claim, its actual and legal basis, and a calculation of the Loss or the estimated Loss accompanied by all documentation necessary to reasonably support the Claim (in so far as such details are known and/or can be calculated, estimated and documented).

13.8.2 The Buyer's failure to give timely Notice pursuant to clause 13.8.1 shall not result in the Claim as a whole or the entire Loss being forfeited by the Buyer, however any part of the Loss being increased or caused by such failure to give timely Claim Notice, or if failure to give timely Claim Notice has adversely affected the Indemnitors ability to avoid or reduce the Loss, then for such part and in such case only any increase of the Loss shall be deemed forfeited.

13.8.3 If any of the Indemnitors disputes a Claim notified by the Buyer, in full or in part, the Sell-Side Representatives must give the Buyer notice no later than 20 Business Days after receipt of the Claim Notice (a "**Claim Dispute Notice**"). The Claim Dispute Notice must in reasonable detail describe the actual and legal basis for the dispute.

13.8.4 Following receipt of a Claim Dispute Notice, the Buyer and the Sell-Side Representatives must use reasonable endeavours for a period of 20 Business Days from the date of the receipt of the Claim Dispute Notice to resolve the dispute, failing which the Claiming Party may hereafter submit its written complaint in accordance with clause 17.

**13.9 Right to Remedy**

13.9.1 If a Breach can reasonably be remedied by the Indemnitors, the relevant Indemnitor is entitled to remedy such Breach at its own cost within 20 Business Days after the receipt of a Claim Notice. The Claim will cease to exist to the extent that the relevant Indemnitor remedies such Breach in full, but this clause 13.9.1 shall not limit the relevant remedying Indemnitor’s obligation to indemnify for any Loss arising from such Breach to the extent that the Buyer has not been reimbursed for such Loss by the remediation of that Breach.

## 14. UNDERTAKINGS

### 14.1 Appointment of Sell-Side Representatives

14.1.1 Each Seller and Noteholder irrevocably appoints Niels Fibæk-Jensen and Jacob Christian Dahl as their sole representatives under this Agreement (the **"Sell-Side Representatives"**), with full delegation, right to substitute and authority to act in the name and on behalf of each Seller and Noteholder and to bind each Seller and Noteholder in all matters relating to this Agreement, including the power to:

(i) amend or waive any provisions of this Agreement;

(ii) receive all payments and communications under this Agreement with full discharge of the Buyer's obligations (in Danish: "*med frigørende virkning*");

(iii) receive all notices or documents given or to be given to a Seller under this Agreement or in connection herewith;

(iv) make decisions and take any actions required or permitted to be taken by the Sellers under this Agreement;

(v) engage and instruct professional advisors on behalf of the Sellers and Noteholders;

(vi) contest, raise, negotiate, defend, compromise, settle or otherwise manage any claims or disputes arising under or in connection with this Agreement; and

(vii) take any other actions that the Sell-Side Representatives may consider reasonably necessary to give effect to the transactions contemplated by this Agreement and to enter into any agreement to effectuate any of the foregoing.

14.1.2 The Sell-Side Representatives (including their agents, directors, and advisors) shall not be liable to any Seller or Noteholder for any act or omission in connection with its role, except in cases of gross negligence, wilful misconduct, fraud, or criminal behaviour.

### 14.2 Further Assurances

14.2.1 Each Party shall, at its own cost, perform or procure the performance of all such acts and/or execute or procure the execution of all such documents which may reasonably be required for giving full effect to this Agreement and the consummation hereof.

## 15. CONFIDENTIALITY AND PUBLICATION

15.1 Each Party shall keep confidential the terms of this Agreement and all information concerning the other Parties obtained in connection with the negotiation, execution, and performance of this Agreement; provided, however, that a Party may disclose confidential information to third parties if:

(i) required by applicable law, court order, or a competent authority;

(ii) disclosed to legal, financial advisors, or banks who owe a duty of confidentiality and are informed of the confidential nature of the information;

(iii) if such disclosure is made in connection with the preparation of usual accounts or reports intended for publication;

(iv) the information is publicly available other than through a breach of this Agreement; or

(v) prior written consent is obtained from the Buyer and the Sell-Side Representatives.

15.2 The Buyer and the Sell-Side Representatives shall issue a jointly agreed press release upon Closing. The jointly agreed press release must require the consent of any Seller or Noteholder named in the press release.

**16. MISCELLANEOUS**

**16.1 Notices**

16.1.1 Any notices between the Parties concerning matters arising out of this Agreement must be in writing and delivered by hand or sent by email to the addresses stated below (or to such other addresses or email addresses as may subsequently be notified by a Party to the other Parties):

(i) If to the Sellers:

Niels Fibæk-Jensen
Email: niels@thisismatter.com

with a copy to:

Schjødt Advokatpartnerselskab
Göteborg Plads 1, 9th floor, DK-2150 Nordhavn
Attn.: Mattias Vilhelm Warnøe Nielsen
Email: mattias.nielsen@schjodt.com

(i) If to the Buyer:

Diginex Limited
Room1311, Level 13 Leighton Centre
77 Leighton Road
Causeway Bay, Hong Kong
Attn.: Paul Ewing
Email: paul.ewing@diginex.com

with a copy to:

Lund Elmer Sandager Advokatpartnerselskab
Kalvebod Brygge 39-41, 1560 København V, Denmark
Attn.: Sebastian Rungby
Email: sru@les.dk

and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn: Robert D. Giannattasio, Esq.
Email: rgiannattasio@gibsondunn.com

Notices shall be deemed to have been made on the date of the receipt thereof by the recipient as indicated on the return receipt or the transmission report, as applicable.

**16.2 Waivers**

16.2.1 No waiver of any particular Breach of the provisions of this Agreement shall operate as a waiver of any repetition of such Breach.

**16.3 Severability**

16.3.1 Each of the provisions of the Agreement is severable. If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be thereby affected or impaired. In the aforesaid event, the Buyer and the Sell-Side Representatives shall negotiate in good faith in order to agree on the terms of a mutually satisfactory provision, achieving as nearly as possible the same effect, to substitute the provisions so found to be invalid, illegal or unenforceable.

**16.4 Assignment**

16.4.1 No right or obligation under this Agreement may be assigned by any Party in whole or in part without the prior written consent of the Buyer and the Sell-Side Representatives.

**16.5 Interpretation**

16.5.1 The Sellers on the one side and the Buyer on the other side have participated jointly in the negotiation and drafting of this Agreement and agree that in the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provision of this Agreement.

16.5.2 This Agreement is the result of the Parties' negotiations, and it shall not be interpreted against a Party as a consequence of such Party having drafted one or more of the provisions of this Agreement.

16.5.3 This Agreement supersedes any oral or prior written agreement or understanding between the Parties, between some of the Parties or some of the Parties and the Company, as well as any oral or prior written undertaking, representation and warranty of any kind with respect to all matters comprised by or referred to in this Agreement.

**16.6 Amendments**

16.6.1 Any and all amendments of the contents of this Agreement shall be in writing and signed by the Buyer and the Sell-Side Representatives.

**17. GOVERNING LAW AND DISPUTES**

17.1 This Agreement shall be governed and construed in accordance with Danish law to the exclusion of any rules on choice of law or jurisdiction that would refer the subject matter to another governing law or jurisdiction.

17.2 Any dispute arising out of or in connection with this Agreement, including any disputes regarding the existence, validity or termination thereof, shall be settled by simplified arbitration administrated by The Danish Institute of Arbitration in accordance with the rules of simplified arbitration procedure adopted by The Danish Institute of Arbitration and in force at the time when such proceedings are commenced.

*This Agreement shall be signed electronically.*

[*Signature page – Buyer*]

On behalf of Diginex Limited:

____________________________________
Miles Pelham
Chairman

[*Signature page – Sellers*]

On behalf of Fibæk-Jensen Holding ApS:

Signed by:
Niels Fibæk-Jensen
5CDE8C045EF647E...

Niels Fibæk-Jensen

On behalf of ESF Holding ApS:

DocuSigned by:
Emil Stigsgaard Fuglsang
5F00A9076A4E4B1...

Emil Stigsgaard Fuglsang

On behalf of Arx Holding ApS:

DocuSigned by:
Johan Emil Rasmussen
66176A4CDD614F6...

Johan Emil Rasmussen

On behalf of Dan Thomsen:

Signed by:
Dan Thomsen
017FCDEE5C624A2...

Dan Thomsen

On behalf of Esben Ejsing:

Signed by:
5741AB0C3FD94A5...

Esben Ejsing

On behalf of Henrik Larsen:

Signed by:
70DC32F86D3945E...

Henrik Larsen

On behalf of MoreFutures ApS:

Signed by:
Jannick Birger Pedersen
791D722E4E9E421...

Jannick Birger Pedersen

On behalf of Bruunshot Holdings ApS:

Signed by:
Morten Bakkensen Bruun
04025F6CF646432...

Morten Bakkensen Bruun

On behalf of LMST HOLDING ApS:

DocuSigned by:
Morten Skovfoged Tinggaard
7A43142F5E1046E...

Morten Skovfoged Tinggaard

On behalf of Jesper Illum Jakobsen:

Signed by:
Jesper Illum Jakobsen
7C566A66DE924BF...

Jesper Illum Jakobsen

On behalf of Lars Viktor Pettersson:

DocuSigned by:
995D1794E382448...

Lars Viktor Pettersson

On behalf of Alexander Lund Hansen:

DocuSigned by:
Alexander Lund Hansen
D133B536E54540B...

Alexander Lund Hansen

[*Signature page – Sellers*]

On behalf of Daniel Flentø:

DocuSigned by:
BD34595F856C408...
Daniel Flentø

On behalf of CAAN HOLDING ApS:

DocuSigned by:
Camilla Røseler Andersen
ABE866D07503421...
Camilla Røseler Andersen

On behalf of A-J C ApS:

Signed by:
F6B2AD42F67A40E...
Jacob Creutzberg

On behalf of Line Christa Amanda Sørensen:

DocuSigned by:
ADCCF4D6E8B2429...
Line Christa Amanda Sørensen

On behalf of Stine Mølgaard Sørensen Holding ApS:

Signed by:
Stine Mølgaard Sørensen
0E6AA285669244A...
Stine Mølgaard Sørensen

On behalf of Foxhole.dings ApS:

DocuSigned by:
2B18D6C05E8E409...
Niklas Albert Allamand Frijs-Madsen

On behalf of Rasmus Frost:

Signed by:
5D95151EF228470...
Rasmus Frost

On behalf of Rasmus Ruhnau:

Signed by:
9E17234C6986443...
Rasmus Ruhnau

On behalf of Vejlemand Consulting ApS:

DocuSigned by:
Thomas Vejlemand
3C4C98BADC5848B...
Thomas Vejlemand

On behalf of Jacques Rosanes:

DocuSigned by:
Jacques Rosanes
7670B6E3353844D...
Jacques Rosanes

[*Signature page – Sellers*]

On behalf of Johannes F.C.M Savonije:

DocuSigned by:
0A6F4714084C487...

Johannes F.C.M Savonije

On behalf of Birchwood Capital ApS:

DocuSigned by:
Alexander Emil Remi Pazdecki Clarke
42D8DCBCA1FF4DB...

Alexander Emil Remi Pazdecki Clarke

On behalf of Anders Rønne Therkelsen:

Signed by:
F6C2E13E191E464...

Anders Rønne Therkelsen

On behalf of Omstillingen ApS:

DocuSigned by:
Thomas Høgenhaven
75BE879852BE4C5...

Thomas Høgenhaven

On behalf of Two Birds One Stone ApS:

DocuSigned by:
Simon Tind Salling
6FDABB8EA11A407...

Simon Tind Salling

On behalf of Mads Heine:

DocuSigned by:
Mads Heine
D6AAC364A781445...

Mads Heine

On behalf of Lysgaard Holding, Frederiksberg ApS:

DocuSigned by:
Frederik Slots Lysgaard Vind
D16050B0ED0E4AD...

Frederik Slots Lysgaard Vind

On behalf of Jannick Birger Pedersen:

Signed by:
Jannick Birger Pedersen
791D722E4E9E421...

Jannick Birger Pedersen

[*Signature page – Sellers*]

On behalf of Nordic Fintech Angels A ApS:

| | |
|---|---|
| DocuSigned by:<br>CA3F40CCECF248A...<br>Martin Holmgaard | DocuSigned by:<br>3C4C98BADC5848B...<br>Thomas Vejlemand |
| DocuSigned by:<br>025E632C4240437...<br>Søren Amund Henriksen | Signed by:<br>F0B2AD42F07A40E...<br>Jacob Creutzberg |

On behalf of Nordic Fintech Angels B ApS:

| | |
|---|---|
| DocuSigned by:<br>6C3294ACB5494C7...<br>Steffen Peter Anker Heegaard | DocuSigned by:<br>1F7598828CDC4B9...<br>Per Rasmussen |
| Signed by:<br>9EA3FEF0045B425...<br>Bo Heide-Ottosen | DocuSigned by:<br>ADCCE4D6E8B2429...<br>Line Christa Amanda Sørensen |

On behalf of Friborg ApS:

Signed by:
D04A025445D34D7...
Toke Feilberg Friborg

On behalf of TBL Holding ApS:

| | |
|---|---|
| Signed by:<br>841FC5545FA7444...<br>Steen Sønderby | Signed by:<br>87A965E73BDA49C...<br>Rasmus Nørgaard |

[*Signature page – Sellers*]

On behalf of Hook Road ApS:

Signed by:

7D6161D8A0614A8...

Claus Schei Mathisen

On behalf of Sønderby ApS:

Signed by:

841EC5545EA7444...

Steen Sønderby

On behalf of SBC FinTech & Security 1618 B.V.:

Ondertekend door:

12AE020C3964433...

Ms. Anouc Linning, Proxyholder

On behalf of Helen Kobæk:

Signed by:

BE4E498D09FC4BE...

Helen Kobæk

On behalf of CHALEMENZA II ApS:

DocuSigned by:

BEE1046BD0A8438...

Merethe Christine Færch

On behalf of Nicky Overgaard Pedersen:

Signed by:

0F5A0C1748A64D8...

Nicky Overgaard Pedersen

On behalf of Jacob Christian Dahl:

DocuSigned by:

62546232C31A4A5...

Jacob Christian Dahl

On behalf of Mathias Bredtoft Pedersen:

Signed by:

793CEC294ADC4CD...

Mathias Bredtoft Pedersen

[*Signature page – Nasdaq*]

On behalf of Nasdaq Technology AB:

Signed by:
Magnus Haglind
1A31B75368054CA...

**Magnus Haglind**

DocuSigned by:
Kaj Ebenfelt
BC89E5824C80408...

**Kaj Ebenfelt**

**ALLOCATION OF DIGINEX SHARES**

| | Issued on Closing 85 % | Issued 12 months after closing 15 % | Total |
|---|---|---|---|
| Nasdaq Technology AB | 112,661 | 19,881 | 132,542 |
| Chalamenza II ApS | 5,774 | 1,019 | 6,793 |
| Jacob Dahl | 5,664 | 999 | 6,663 |
| TBL Holding | 3,608 | 637 | 4,245 |
| Nicky Pedersen | 2,047 | 361 | 2,408 |
| LMST Holding | 625 | 111 | 736 |
| Hook Road ApS | 577 | 102 | 679 |
| Mathias Pedersen | 382 | 67 | 449 |
| MoreFutures | 200 | 35 | 235 |
| Sonderby ApS | 144 | 26 | 170 |
| Lysgaard Holding | 116 | 21 | 137 |
| Jannick Pedersen | 74 | 13 | 87 |
| Birchwood Capital ApS | 37 | 6 | 43 |
| | 131,909 | 23,278 | 155,187 |

## Schedule 3.1.7

## Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

## QUESTIONNAIRE

**1. Name.**

(a) Full Legal Name of Seller

____________________________________________________________

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

____________________________________________________________

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

____________________________________________________________

**2. Address for Notices to Seller:**

____________________________________________________________

____________________________________________________________

____________________________________________________________

Telephone:

____________________________________________________________

E-Mail: ____________________________________________________

Contact Person:

______________________________________________

**3. Broker-Dealer Status:**

(a) Are you a broker-dealer?

Yes ☐ No ☐

(b) If "yes" to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note: If "no" to Section 3(b), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If "no" to Section 3(d), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

**4. Beneficial Ownership of Securities of the Company Owned by the Seller.**

*Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.*

(a) Type and Amount of other securities beneficially owned by the Seller:

______________________________________________

______________________________________________

**5. Relationships with the Company:**

*Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.*

State any exceptions here:

________________________________________________________________

________________________________________________________________

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: _________________________ Beneficial Owner: __________________________

By: ____________________________________
Name:
Title:

**PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO:**

| Employee | Percentage | Number of shares | Issued 12 months after Closing | Issued 24 months after Closing |
|---|---|---|---|---|
| Niels Fibæk-Jensen | 25 % | 7,355 | 3,678 | 3,677 |
| Emil Stigsgaard Fuglsang | 33 % | 9,721 | 4,860 | 4,861 |
| Johan Emil Rasmussen | 22 % | 6,629 | 3,314 | 3,315 |
| Lise Natalie Pretorius | 5 % | 1,364 | 682 | 682 |
| Anton Saukh | 3 % | 1,040 | 520 | 520 |
| Adrian Borsoi | 3 % | 864 | 432 | 432 |
| Dines Rae Selvig | 3 % | 871 | 436 | 435 |
| Anders Budtz Søndergaard | 3 % | 918 | 459 | 459 |
| Cedric Olivares Jirsell | 2 % | 541 | 271 | 270 |
| Emilie Sophie Henault | 2 % | 541 | 270 | 271 |
| **Total** | | **29,844** | **14,922** | **14,922** |

# SCHEDULE 3.2.2 – TERMS OF INCENTIVE SHARES

## 1. BACKGROUND AND PURPOSE

1.1 This Schedule sets out the terms and conditions governing the issuance of Incentive Shares to the Key Persons, as contemplated by and subject to the provisions of the Share Purchase Agreement entered into on the same date hereof (the **"Agreement"**).

1.2 Capitalised terms used in this Schedule have the meanings given to them in the Agreement, unless expressly defined otherwise in this Schedule.

## 2. ALLOCATION

2.1 The Incentive Shares shall be allocated to each Key Person in two equal tranches, subject to the Key Person's continued employment or engagement with the Company or another entity within the Diginex group (the "**Company Relationship**") throughout a vesting period of 24 months from the Closing Date (the "**Vesting Period**"), as follows:

(i) **First Grant:** On the date falling 12 months after the Closing Date, each Key Person shall, subject to maintaining a Company Relationship on such date, be allocated 50% of their total number of Incentive Shares.

(ii) **Second Grant**: On the date falling 24 months after the Closing Date, each Key Person shall, subject to maintaining a Company Relationship on such date, be allocated the remaining 50% of their total number of Incentive Shares.

2.2 In the event that the Company Relationship is terminated during the Vesting Period:

(i) in case of a "Bad Leaver" situation, meaning that the Company Relationship has been terminated by the Company as a result of (a) the Key Person's material breach of duties pursuant to the applicable employment or service agreement (i.e., conduct justifying summary dismissal under Danish employment law), or (b) the Key Person has voluntarily terminated the Company Relationship without cause, any Incentive Shares to which the Key Person was not entitled to receive as of the effective date of termination (including any applicable notice period) shall automatically lapse and be irrevocably forfeited without compensation and without notice; and

(ii) in all other circumstances, the Key Person shall be entitled to a pro rata allocation of the Incentive Shares comprised in the First Grant and Second Grant, calculated on a pro rate basis by reference to the period elapsed from the Closing Date until the effective date of termination (including any applicable notice period). Such Incentive Shares shall be deemed vested as of the effective date of termination and shall be allocated to the Key Person without undue delay thereafter.

## 3. LOCK-UP RESTRICTIONS

3.1 The Incentive Shares allocated pursuant to clause 2 shall be subject to a lock-up period as follows: (i) the Incentive Shares allocated under First Grant (tranche 1) shall be subject to a lock-up period of eighteen (18) months from the Closing Date, and the Incentive Shares allocated under the Second Grant (tranche 2) shall be subject to a lock-up period of thirty (30) months from the Closing Date (collectively referred to as a "**Lock-Up Period**").

3.2 During a Lock-Up Period, the relevant Key Person may not directly or indirectly sell, transfer, assign, pledge, grant any option for the sale of, or otherwise dispose, or announce the intention to otherwise dispose of the relevant Incentive Shares without the prior written consent of the Buyer.

3.3 Clause 3.1.9 of the Agreement shall apply mutatis mutandis to the Key Persons with respect to each Key Person's respective Incentive Shares, taking into account the Lock-Up Period pursuant to clause 3.1.

3.4 If a Key Person commits a breach of any provision under this clause 3 and fails to remedy such breach within 10 Business Days after receiving written notice thereof from the Diginex Group, the Diginex Group shall have the right to repurchase all Incentive Shares allocated and held by such Key Person. This right shall be exercisable by written notice to the relevant Key Person within 20 Business Days following the date on which the Diginex Group becomes aware of such breach, at a purchase price equal to 30 % of the lower of (i) the volume-weighted average trading price of the Buyer's ordinary shares over the 60 trading days immediately prior to the date of the breach, or (ii) the original issue price of such shares.

## 4. RIGHTS ATTACHED TO INCENTIVE SHARES

4.1 The Incentive Shares shall carry the same rights as ordinary shares in the Company, including voting rights and dividend rights, from the date of allocation.

## 5. CHANGE OF CONTROL

5.1 In the event of a change of control of the Company during the Vesting Period, all unallocated Incentive Shares shall immediately vest and be allocated to the Key Persons, and any Lock-Up Periods shall terminate.

5.2 "**Change of Control**" means any transaction or series of related transactions as a result of which any person or group of persons acting in concert (other than the Buyer and its affiliates) acquires, directly or indirectly, more than 50% of the voting rights in the Company or the right to control the composition of the majority of the board of directors of the Company.

## 6. TAX MATTERS AND FINANCIAL CONSIDERATIONS

6.1 All tax consequences related to Incentive Shares shall be the sole responsibility of the Key Person. The Diginex Group shall have no liability in that regard, except for fulfilling any applicable withholding or reporting obligations under mandatory tax laws.

6.2 . Incentive Shares are a financial instrument that may carry risk, as their value depends on the future performance of Buyer. The Buyer makes no guarantee of financial gain. The Key Person is solely responsible for the tax treatment of any Incentive Shares received or disposed of.

# WARRANT SETTLEMENT AGREEMENT

regarding Matter DK ApS

This warrant settlement agreement (the "**Agreement**") is entered into by and between:

(1) Matter DK ApS, company reg. (CVR) no. 38 40 20 21 (the "**Company**"); and

(2) [Name], [address] (the "**Warrant Holder**")

(the Company and the Warrant Holder jointly referred to as the "**Parties**" and individually as a "**Party**")

**1. BACKGROUND**

1.1 The Company has issued warrants to the Warrant Holder with a right to subscribe for up to nominally DKK [●] shares in the Company (the "**Warrants**") pursuant to the terms of a warrant agreement between the Parties.

**2. FORFEITURE OF WARRANTS ETC.**

2.1 Subject to completion of the contemplated acquisition of the Company by Diginex Limited (or an affiliate thereof), the Warrant Holder hereby irrevocably forfeits and surrenders all rights, title, and interest in and to the Warrants as of the date of this Agreement.

2.2 Subject to completion of the contemplated acquisition of the Company by Diginex Limited (or an affiliate thereof), the Warrants shall be deemed null and void, and the Warrant Holder shall have no further claims or rights against the Company in respect of the Warrants.

2.3 By signature on this Agreement, subject to completion of the contemplated acquisition of the Company by Diginex Limited (or an affiliate thereof), the Warrant Holder releases and forever discharges the Company and its officers, directors, employees, agents, and shareholders from any and all claims, demands, or liabilities arising out of or in connection with the Warrants, including any rights to subscribe for shares in the Company.

**3. CONSIDERATION**

3.1 The Warrant Holder acknowledges and agrees that no compensation or consideration shall be payable by the Company or its shareholders in connection with the forfeiture of the Warrants.

**4. REPRESENTATIONS AND WARRANTIES**

4.1 The Warrant Holder represents and warrants that it is the sole legal and beneficial owner of the Warrants and has full authority to enter into this Agreement and surrender the Warrants.

**5. MISCELLANEOUS**

5.1 This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof and supersedes all prior agreements, representations, or understandings, whether written or oral, relating to the Warrants.

5.2 Any tax consequences for the Warrant Holder in relation to the Warrants or the entering into this Agreement are of no concern for the Company.

5.3 Any amendments or modifications to this Agreement must be made in writing and signed by both Parties.

**6. GOVERNING LAW AND DISPUTES**

6.1 This Agreement shall be governed and construed in accordance with the laws of Denmark to the exclusion of any rules on choice of law or jurisdiction that would refer the subject matter to another governing law or jurisdiction.

6.2 Any dispute arising out of or in connection with this Agreement, including any disputes regarding the existence, validity or termination thereof, shall be settled by simplified arbitration administrated by The Danish Institute of Arbitration in accordance with the rules of simplified arbitration procedure adopted by The Danish Institute of Arbitration and in force at the time when such proceedings are commenced.

– – –

**On behalf of the Warrant Holder:**

______________________________

[Name]

**On behalf of the Company:**

| ______________________________ | ______________________________ |
| --- | --- |
| Niels Fibæk-Jensen | Emil Stigsgaard Fuglsang |

**Documents displayed:** All
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| Number | Document | Type | Viewed | Size, MB | Extension | Date | Direct Link |
|---|---|---|---|---|---|---|---|
| 01 | **Lease agreements** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877017 |
| 01.01 | Erhvervslejekontrakt_-Toldbodgade_31,_3._-_Final | *Document* | • | 0.49 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044231 |
| 01.02 | Rental contract UK | *Document* | • | 0.22 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044230 |
| 01.03 | Woods_Medlemsaftale_Augusthus_Suite_07.12 | *Document* | • | 0.71 | pdf | 02-jul-2025 21:45 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005711 |
| 01.04 | Woods_Medlemsaftale_Augusthus_Suite_07.13 | *Document* | • | 0.71 | pdf | 02-jul-2025 21:45 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005710 |
| 02 | **Org charts** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877018 |
| 02.01 | Matter mgmt Bios 2022 - 2023 | *Document* | • | 0.96 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044234 |
| 02.02 | Matter org chart 2021 | *Document* | • | 0.29 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044233 |
| 02.03 | Matter org chart medio 2024 | *Document* | • | 0.20 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044232 |
| 02.04 | Org. chart 2025 (1) | *Document* | • | 0.21 | pdf | 03-jun-2025 20:42 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83144030 |
| 22.01 | Overview of key events | *Document* | • | 0.02 | docx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055467 |
| 03 | **Partner and vendor contracts** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877019 |
| 03.01 | 2024_Revised_Matter_Partnership_Agreement_(Executed) | *Document* | • | 3.49 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044237 |
| 03.02 | Data License Agreement between MATTER DK ApS and Datacie Ltd | *Document* | • | 2.09 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044238 |
| 03.03 | CK - Data Licence Agreement - signed | *Document* | • | 0.17 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044236 |
| 03.04 | 2025-01-31.Matter.Amended and Restated Partnership Agr.Amend.final.docx | *Document* | • | 0.49 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044235 |
| 03.05 | Hemonto_Aleta_Partnership | *Document* | • | 0.51 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044239 |
| 03.06 | Matter DK ApS (1865865) - Master Distribution Agreement (FDS UK) - Fully Executed - 20210318 | *Document* | • | 0.83 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044240 |
| 03.07 | Matter_-_DataSet_Promotion_Referral_Agreement_Template_Manaos_Nov_2024_Matter_signed | *Document* | • | 0.43 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044241 |
| 03.08 | Partnership Agreement - Matter x FE fundinfo - signature version | *Document* | • | 0.50 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044242 |
| 03.09 | SimCorp- Matter Data Partnership Agreement_execution version | *Document* | • | 0.37 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044243 |
| 106 | Final-_License_Agreement_Matter-BNPPAM | *Document* | • | 0.50 | pdf | 03-jun-2025 05:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115110 |
| 107 | final__Partnership_agreement_Matter-BNPPAM | *Document* | • | 0.62 | pdf | 03-jun-2025 05:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115111 |
| 36 | Standard Commercial Model - April 2025 | *Document* | • | 0.04 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055895 |
| 04 | **SG process overview** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877020 |
| 04.01 | Memo - Initial Assessment of Claim for Payment from SG Analytics | *Document* | • | 0.27 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044245 |
| 04.02 | SGA - Matter - service credit dispute | *Document* | | 0.01 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044244 |
| 04.03 | 2025.04.04 - Payment demand letter - SG vs Matter | *Document* | | 0.23 | pdf | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227564 |
| 04.04 | FW SGA Matter - project status | *Document* | • | 0.04 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227577 |
| 04.05 | KPI_calculation_20250115 | *Document* | • | 0.10 | xlsx | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227579 |
| 04.06 | Matter_SG_Analytics_KPIs_20240430_Final | *Document* | • | 0.22 | pdf | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227578 |
| 04.07 | RE Invoice from SGA - MATTER DK APS | *Document* | • | 10.16 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227583 |
| 04.08 | RE Matter - Invoicing and remittance details | *Document* | • | 1.51 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227581 |
| 04.09 | RE Next steps | *Document* | • | 1.16 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227580 |
| 04.10 | RE SGA Matter - project status | *Document* | • | 0.07 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227582 |
| 04.11 | RE Updated KPI | *Document* | • | 0.23 | msg | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227584 |
| 04.12 | SG analytics overview_incl. dates | *Document* | • | 0.01 | xlsx | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227586 |
| 04.13 | SG Matter - invoices, payment balance and disputes | *Document* | • | 0.01 | xlsx | 06-jun-2025 23:19 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227585 |
| 04.14 | 2025.06.11 Stævning (SG vs Matter) | *Document* | • * | 0.57 | pdf | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83891479 |
| 05 | Sample employment contract | *Document* | • | 0.40 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044225 |
| 06 | License Agreement - Matter Template - Updated April 2024 - Clean (2) | *Document* | • | 0.17 | docx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044226 |
| 07 | Saldobalance-2022-2024 | *Document* | • | 0.10 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044227 |
| 08 | Client overview per product | *Document* | | 0.47 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044228 |
| 09 | Vendorlist with descriptions | *Document* | • | 0.01 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044229 |
| 10 | 250526 Project DD - Information request list FDD v3 | *Document* | • | 0.03 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044248 |
| 105 | **Board and EGM minutes** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17892866 |
| 068 | Minutes - Matter DK ApS - board meeting 230125 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113882 |
| 069 | Minutes - Matter DK ApS - AGM 2024 - minutes - updated | *Document* | • | 0.07 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113879 |
| 070 | Minutes - Matter DK ApS - Board Meeting 021121 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113883 |
| 071 | Minutes - Matter DK ApS - Board Meeting 030423 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113881 |
| 072 | Minutes - Matter DK ApS - board meeting 060324 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113887 |
| 074 | Minutes - Matter DK ApS - board meeting 091224 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113889 |
| 075 | Minutes - Matter DK ApS - board meeting 110624 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113890 |
| 076 | Minutes - Matter DK ApS - board meeting 111223 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113897 |
| 077 | Minutes - Matter DK ApS - board meeting 121022 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113894 |
| 078 | Minutes - Matter DK ApS - board meeting 140423 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113898 |
| 079 | Minutes - Matter DK ApS - board meeting 140622 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113896 |
| 080 | Minutes - Matter DK ApS - board meeting 190822 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113902 |
| 081 | Minutes - Matter DK ApS - board meeting 191023 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113904 |
| 082 | Minutes - Matter DK ApS - Board Meeting 220322 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113906 |
| 083 | Minutes - Matter DK ApS - board meeting 230223 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113908 |
| 084 | Minutes - Matter DK ApS - board meeting 230823 | *Document* | • | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113910 |
| 085 | Minutes - Matter DK ApS - board meeting 260123 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113911 |
| 086 | Minutes - Matter DK ApS - board meeting 260325 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113912 |
| 087 | Minutes - Matter DK ApS - board meeting 260325-for approval | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113919 |
| 088 | Minutes - Matter DK ApS - Board Meeting 270122 | *Document* | • | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113920 |

Docusign Envelope ID: DDE1B75B-D5AC-42CD-8948-ACB46DB8D6DD

| | | | | | | |
|---|---|---|---|---|---|---|
| 089 | Minutes - Matter DK ApS - board meeting 280425 - Approved | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113915 |
| 090 | Minutes - Matter DK ApS - board meeting 310124 | *Document* | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113918 |
| 091 | Minutes - Matter DK ApS - extra ordinary board meeting 11042025 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113923 |
| 092 | Minutes - Matter DK ApS - Extraordinary Board Meeting 060525 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113921 |
| 093 | Minutes - Matter DK ApS - extraordinary board meeting 080223 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113924 |
| 094 | Minutes - Matter DK ApS - extraordinary board meeting 09052025 - approved | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113926 |
| 095 | Minutes - Matter DK ApS - extraordinary board meeting 120325 - approved | *Document* | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113928 |
| 096 | Minutes - Matter DK ApS - extraordinary board meeting 13052025 - approved | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113929 |
| 097 | Minutes - Matter DK ApS - extraordinary board meeting 15052025 - approved | *Document* | 0.38 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113932 |
| 098 | Minutes - Matter DK ApS - extraordinary board meeting 19052025 - approved | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113930 |
| 099 | Minutes - Matter DK ApS - extraordinary board meeting 191224 | *Document* | 0.03 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113935 |
| 100 | Minutes - Matter DK ApS - extraordinary board meeting 21-03-2023 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113936 |
| 101 | Minutes - Matter DK ApS - extraordinary board meeting 21052025 - approved | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113938 |
| 102 | Minutes - Matter DK ApS - extraordinary general assembly 18042023 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113939 |
| 103 | Minutes - Matter DK ApS -Board Meeting 15122021 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113943 |
| 104 | Minutes - Matter DK ApS -Board Meeting 240824 | *Document* | 0.02 | docx | 03-jun-2025 04:59 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83113944 |
| 11 | 250526 Project DD - Information request list IT DD | *Document* | 0.02 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044247 |
| **118** | **Termination notices** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17893078 |
| 106 | RE_ Layoffs at Matter | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115959 |
| 107 | RE_ Layoffs at Matter (1) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115961 |
| 108 | RE_ Layoffs at Matter (2) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115962 |
| 109 | RE_ Layoffs at Matter (3) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115963 |
| 110 | RE_ Layoffs at Matter (4) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115964 |
| 111 | RE_ Layoffs at Matter (5) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115966 |
| 112 | RE_ Layoffs at Matter (6) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115965 |
| 113 | RE_ Layoffs at Matter (8) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115967 |
| 114 | RE_ The situation at Matter | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115970 |
| 115 | RE_ The situation at Matter (10) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115969 |
| 116 | RE_ The situation at Matter (7) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115968 |
| 117 | RE_ The situation at Matter (9) | *Document* | 0.09 | msg | 03-jun-2025 06:06 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115971 |
| 118.01 | Terminations and resignations 2022-2025- Matter | *Document* | 0.01 | xlsx | 03-jun-2025 19:45 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83135585 |
| **119** | **Data project status update** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17897482 |
| 38 | 20240602 Notice | *Document* | 0.06 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108993 |
| 39 | 20240606 Status update | *Document* | 5.08 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109002 |
| 40 | 20240616 Nasdaq Presentation | *Document* | 0.78 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108998 |
| 41 | 20240716 Summary of data project learnings - 160724 | *Document* | 5.34 | docx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109009 |
| 42 | 20240724 Status update | *Document* | 5.06 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109008 |
| 43 | 20240806 Status update | *Document* | 5.05 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109011 |
| 44 | 20240819 Data project - updated timeline slides 190824 | *Document* | 0.11 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109006 |
| 45 | 20240819 DF_progress_slides_on_report_and_metric_availability | *Document* | 0.65 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109016 |
| 46 | 20240828 Status update | *Document* | 5.05 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109026 |
| 47 | 20240901 DF Plans | *Document* | 1.64 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109019 |
| 48 | 20240910 Status update | *Document* | 5.04 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109027 |
| 49 | 20240916 Metrics priorities_16.09.2024 | *Document* | 0.02 | xlsx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109022 |
| 50 | 20240924 MetricModelStatus | *Document* | 0.04 | xlsx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109025 |
| 51 | 20240924 Status update | *Document* | 5.09 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109033 |
| 52 | 20241024 Status update | *Document* | 5.63 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109044 |
| 53 | 20241107 Status update | *Document* | 5.60 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109047 |
| 54 | 20241121 QC deep dive | *Document* | 0.01 | xlsx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109031 |
| 55 | 20241121 Status update | *Document* | 5.05 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109046 |
| 56 | 20241121_Status_update_presented | *Document* | 0.63 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109039 |
| 57 | 20241127 Update on accuracy issue | *Document* | 0.51 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109048 |
| 58 | 20241129 Update | *Document* | 0.51 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109056 |
| 59 | 20241129 Updated timeline background | *Document* | 0.51 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109054 |
| 60 | 20241213 Update on model development - Dec 13 2024 | *Document* | 0.12 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109055 |
| 61 | 20250116 Presentation for Nasdaq | *Document* | 0.44 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109057 |
| 62 | 20250210 Status update | *Document* | 0.51 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109063 |
| 63 | 20250310 CPH Visit | *Document* | 6.03 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109072 |
| 64 | 20250320 Status update | *Document* | 0.43 | pptx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109061 |
| 65 | 20250320_Status_update | *Document* | 0.11 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109060 |
| 66 | 20250422 Matter - data project update | *Document* | 0.25 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109066 |
| 67 | 20250501 Matter - Data Project Update | *Document* | 0.18 | pdf | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109067 |
| **120** | **FTE overview** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17897489 |
| 120.01 | Matter 14. januar 2025 | *Document* | 5.50 | pptx | 03-jun-2025 18:00 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83135980 |
| 120.02 | Equipment inventory and sales | *Document* | 7.82 | pdf | 03-jun-2025 18:00 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83136077 |
| **121** | **Brand and trademark** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17899157 |
| 121.01 | MM2 and MM18 - signed | *Document* | 0.37 | pdf | 03-jun-2025 18:00 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83139184 |
| 121.02 | MP 2019 00298 Trademark letter from Danish auhtorities to WIPO | *Document* | 0.48 | pdf | 03-jun-2025 18:00 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83139185 |
| 122 | Capitalization of development costs - 2022 | *Document* | 0.01 | xlsx | 04-jun-2025 07:24 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83156443 |
| 123 | Capitalization of development costs - 2023 | *Document* | 0.02 | xlsx | 04-jun-2025 07:24 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83156441 |
| 124 | Client overview - 2022-2023 | *Document* | 0.12 | xlsx | 04-jun-2025 07:24 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83156446 |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| **134** | **FDD Updates 060625** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918329 |
| **125** | **Commercial updates** | Folder | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918316 |
| 125.01 | Commercial update - 040324 - NFJ WIP | *Document* | | 0.10 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221565 |
| 125.02 | Commercial update - 171224_NFJ | *Document* | | 1.06 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221567 |
| 125.03 | Commercial update - 310124 - NFJ | *Document* | | 0.10 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221566 |
| 125.05 | Commercial update - April 2024 | *Document* | | 1.44 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221568 |
| 125.06 | Commercial update - Dec 2024 NFJ | *Document* | | 0.82 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221569 |
| 125.08 | Commercial update _August 2024 v2 | *Document* | | 1.02 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221570 |
| 125.09 | Commercial update June 2024 | *Document* | | 0.79 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221571 |
| 125.11 | Commercial update_Oct 2024 | *Document* | | 2.58 | pptx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221574 |
| **126** | **Total payrolls** | Folder | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918317 |
| **126.01** | **04_06_2025_PayrollSalaryExport** | Folder | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918318 |
| 126.01.001 | 04_06_2025_PayrollSalaryInformationExport_Combined | *Document* | | 0.06 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221572 |
| 126.01.002 | PayrollNumber(1)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221573 |
| 126.01.003 | PayrollNumber(10)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221575 |
| 126.01.004 | PayrollNumber(100)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221576 |
| 126.01.005 | PayrollNumber(11)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221577 |
| 126.01.006 | PayrollNumber(12)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221578 |
| 126.01.007 | PayrollNumber(13)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221579 |
| 126.01.008 | PayrollNumber(14)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221580 |
| 126.01.009 | PayrollNumber(15)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221581 |
| 126.01.010 | PayrollNumber(16)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221582 |
| 126.01.011 | PayrollNumber(17)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221583 |
| 126.01.012 | PayrollNumber(18)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221584 |
| 126.01.013 | PayrollNumber(19)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221585 |
| 126.01.014 | PayrollNumber(2)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221586 |
| 126.01.015 | PayrollNumber(20)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221587 |
| 126.01.016 | PayrollNumber(21)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221588 |
| 126.01.017 | PayrollNumber(22)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221589 |
| 126.01.018 | PayrollNumber(23)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221590 |
| 126.01.019 | PayrollNumber(24)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221591 |
| 126.01.020 | PayrollNumber(25)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221592 |
| 126.01.021 | PayrollNumber(26)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221593 |
| 126.01.022 | PayrollNumber(27)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221594 |
| 126.01.023 | PayrollNumber(28)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221595 |
| 126.01.024 | PayrollNumber(29)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221596 |
| 126.01.025 | PayrollNumber(3)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221597 |
| 126.01.026 | PayrollNumber(30)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221598 |
| 126.01.027 | PayrollNumber(31)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221599 |
| 126.01.028 | PayrollNumber(32)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221600 |
| 126.01.029 | PayrollNumber(33)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221601 |
| 126.01.030 | PayrollNumber(34)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221602 |
| 126.01.031 | PayrollNumber(35)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221603 |
| 126.01.032 | PayrollNumber(36)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221604 |
| 126.01.033 | PayrollNumber(37)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221605 |
| 126.01.034 | PayrollNumber(38)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221606 |
| 126.01.035 | PayrollNumber(39)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221607 |
| 126.01.036 | PayrollNumber(4)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221608 |
| 126.01.037 | PayrollNumber(40)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221609 |
| 126.01.038 | PayrollNumber(41)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221610 |
| 126.01.039 | PayrollNumber(42)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221611 |
| 126.01.040 | PayrollNumber(43)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221612 |
| 126.01.041 | PayrollNumber(44)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221613 |
| 126.01.042 | PayrollNumber(45)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221614 |
| 126.01.043 | PayrollNumber(46)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221615 |
| 126.01.044 | PayrollNumber(47)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221617 |
| 126.01.045 | PayrollNumber(48)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221618 |
| 126.01.046 | PayrollNumber(49)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221619 |
| 126.01.047 | PayrollNumber(50)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221621 |
| 126.01.048 | PayrollNumber(51)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221622 |
| 126.01.049 | PayrollNumber(52)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221623 |
| 126.01.050 | PayrollNumber(53)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221624 |
| 126.01.051 | PayrollNumber(54)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221625 |
| 126.01.052 | PayrollNumber(55)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221626 |
| 126.01.053 | PayrollNumber(56)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221627 |
| 126.01.054 | PayrollNumber(57)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221628 |
| 126.01.055 | PayrollNumber(58)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221629 |
| 126.01.056 | PayrollNumber(59)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221630 |
| 126.01.057 | PayrollNumber(6)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221631 |
| 126.01.058 | PayrollNumber(60)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221632 |
| 126.01.059 | PayrollNumber(61)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221633 |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 126.01.060 | PayrollNumber(62)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221635 |
| 126.01.061 | PayrollNumber(63)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221634 |
| 126.01.062 | PayrollNumber(64)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221636 |
| 126.01.063 | PayrollNumber(65)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221637 |
| 126.01.064 | PayrollNumber(66)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221638 |
| 126.01.065 | PayrollNumber(67)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221639 |
| 126.01.066 | PayrollNumber(68)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221640 |
| 126.01.067 | PayrollNumber(69)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221642 |
| 126.01.068 | PayrollNumber(7)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.01 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221644 |
| 126.01.069 | PayrollNumber(70)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221643 |
| 126.01.070 | PayrollNumber(71)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221645 |
| 126.01.071 | PayrollNumber(72)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221646 |
| 126.01.072 | PayrollNumber(73)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221647 |
| 126.01.073 | PayrollNumber(74)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221649 |
| 126.01.074 | PayrollNumber(75)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221650 |
| 126.01.075 | PayrollNumber(76)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221651 |
| 126.01.076 | PayrollNumber(77)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221652 |
| 126.01.077 | PayrollNumber(78)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221653 |
| 126.01.078 | PayrollNumber(79)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221654 |
| 126.01.079 | PayrollNumber(8)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221655 |
| 126.01.080 | PayrollNumber(80)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.03 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221657 |
| 126.01.081 | PayrollNumber(81)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.03 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221656 |
| 126.01.082 | PayrollNumber(82)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221658 |
| 126.01.083 | PayrollNumber(83)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221659 |
| 126.01.084 | PayrollNumber(84)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221660 |
| 126.01.085 | PayrollNumber(85)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221661 |
| 126.01.086 | PayrollNumber(86)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221662 |
| 126.01.087 | PayrollNumber(87)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221663 |
| 126.01.088 | PayrollNumber(88)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221664 |
| 126.01.089 | PayrollNumber(89)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221665 |
| 126.01.090 | PayrollNumber(9)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.01 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221666 |
| 126.01.091 | PayrollNumber(90)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221667 |
| 126.01.092 | PayrollNumber(91)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221668 |
| 126.01.093 | PayrollNumber(92)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221669 |
| 126.01.094 | PayrollNumber(93)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.01 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221670 |
| 126.01.095 | PayrollNumber(94)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221671 |
| 126.01.096 | PayrollNumber(95)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221672 |
| 126.01.097 | PayrollNumber(96)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221673 |
| 126.01.098 | PayrollNumber(97)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.02 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221674 |
| 126.01.099 | PayrollNumber(98)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221675 |
| 126.01.100 | PayrollNumber(99)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221676 |
| **126.02** | **__MACOSX** | Folder | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918319 |
| **126.02.01** | **04_06_2025_PayrollSalaryExport** | Folder | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17918320 |
| 126.02.01.001 | ._04_06_2025_PayrollSalaryInformationExport_Combined | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221677 |
| 126.02.01.002 | ._PayrollNumber(1)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221678 |
| 126.02.01.003 | ._PayrollNumber(10)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221679 |
| 126.02.01.004 | ._PayrollNumber(100)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221680 |
| 126.02.01.005 | ._PayrollNumber(11)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221681 |
| 126.02.01.006 | ._PayrollNumber(12)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221682 |
| 126.02.01.007 | ._PayrollNumber(13)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221683 |
| 126.02.01.008 | ._PayrollNumber(14)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221684 |
| 126.02.01.009 | ._PayrollNumber(15)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221685 |
| 126.02.01.010 | ._PayrollNumber(16)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221686 |
| 126.02.01.011 | ._PayrollNumber(17)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221687 |
| 126.02.01.012 | ._PayrollNumber(18)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221688 |
| 126.02.01.013 | ._PayrollNumber(19)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221689 |
| 126.02.01.014 | ._PayrollNumber(2)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221690 |
| 126.02.01.015 | ._PayrollNumber(20)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221691 |
| 126.02.01.016 | ._PayrollNumber(21)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221692 |
| 126.02.01.017 | ._PayrollNumber(22)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221694 |
| 126.02.01.018 | ._PayrollNumber(23)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221693 |
| 126.02.01.019 | ._PayrollNumber(24)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221695 |
| 126.02.01.020 | ._PayrollNumber(25)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221696 |
| 126.02.01.021 | ._PayrollNumber(26)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221697 |
| 126.02.01.022 | ._PayrollNumber(27)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221698 |
| 126.02.01.023 | ._PayrollNumber(28)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221699 |
| 126.02.01.024 | ._PayrollNumber(29)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221700 |
| 126.02.01.025 | ._PayrollNumber(3)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221702 |
| 126.02.01.026 | ._PayrollNumber(30)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221701 |
| 126.02.01.027 | ._PayrollNumber(31)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221703 |
| 126.02.01.028 | ._PayrollNumber(32)-04_06_2025_PayrollSalaryInformationExport | *Document* | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221704 |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 126.02.01.029 | ._PayrollNumber(33)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221705 |
| 126.02.01.030 | ._PayrollNumber(34)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221706 |
| 126.02.01.031 | ._PayrollNumber(35)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221707 |
| 126.02.01.032 | ._PayrollNumber(36)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221709 |
| 126.02.01.033 | ._PayrollNumber(37)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221710 |
| 126.02.01.034 | ._PayrollNumber(38)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221712 |
| 126.02.01.035 | ._PayrollNumber(39)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221713 |
| 126.02.01.036 | ._PayrollNumber(4)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221715 |
| 126.02.01.037 | ._PayrollNumber(40)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221714 |
| 126.02.01.038 | ._PayrollNumber(41)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221716 |
| 126.02.01.039 | ._PayrollNumber(42)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221717 |
| 126.02.01.040 | ._PayrollNumber(43)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221719 |
| 126.02.01.041 | ._PayrollNumber(44)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221720 |
| 126.02.01.042 | ._PayrollNumber(45)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221721 |
| 126.02.01.043 | ._PayrollNumber(46)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221722 |
| 126.02.01.044 | ._PayrollNumber(47)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221724 |
| 126.02.01.045 | ._PayrollNumber(48)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221725 |
| 126.02.01.046 | ._PayrollNumber(49)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221726 |
| 126.02.01.047 | ._PayrollNumber(50)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221727 |
| 126.02.01.048 | ._PayrollNumber(51)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221728 |
| 126.02.01.049 | ._PayrollNumber(52)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221729 |
| 126.02.01.050 | ._PayrollNumber(53)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221730 |
| 126.02.01.051 | ._PayrollNumber(54)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221731 |
| 126.02.01.052 | ._PayrollNumber(55)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221732 |
| 126.02.01.053 | ._PayrollNumber(56)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221733 |
| 126.02.01.054 | ._PayrollNumber(57)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221735 |
| 126.02.01.055 | ._PayrollNumber(58)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221737 |
| 126.02.01.056 | ._PayrollNumber(59)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221736 |
| 126.02.01.057 | ._PayrollNumber(6)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221738 |
| 126.02.01.058 | ._PayrollNumber(60)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221740 |
| 126.02.01.059 | ._PayrollNumber(61)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221742 |
| 126.02.01.060 | ._PayrollNumber(62)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221743 |
| 126.02.01.061 | ._PayrollNumber(63)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221744 |
| 126.02.01.062 | ._PayrollNumber(64)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221745 |
| 126.02.01.063 | ._PayrollNumber(65)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221747 |
| 126.02.01.064 | ._PayrollNumber(66)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221748 |
| 126.02.01.065 | ._PayrollNumber(67)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221749 |
| 126.02.01.066 | ._PayrollNumber(68)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221750 |
| 126.02.01.067 | ._PayrollNumber(69)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221751 |
| 126.02.01.068 | ._PayrollNumber(7)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221752 |
| 126.02.01.069 | ._PayrollNumber(70)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221753 |
| 126.02.01.070 | ._PayrollNumber(71)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221754 |
| 126.02.01.071 | ._PayrollNumber(72)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221755 |
| 126.02.01.072 | ._PayrollNumber(73)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221756 |
| 126.02.01.073 | ._PayrollNumber(74)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221758 |
| 126.02.01.074 | ._PayrollNumber(75)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221757 |
| 126.02.01.075 | ._PayrollNumber(76)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221759 |
| 126.02.01.076 | ._PayrollNumber(77)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221760 |
| 126.02.01.077 | ._PayrollNumber(78)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221761 |
| 126.02.01.078 | ._PayrollNumber(79)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221762 |
| 126.02.01.079 | ._PayrollNumber(8)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221763 |
| 126.02.01.080 | ._PayrollNumber(80)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221764 |
| 126.02.01.081 | ._PayrollNumber(81)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221765 |
| 126.02.01.082 | ._PayrollNumber(82)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221766 |
| 126.02.01.083 | ._PayrollNumber(83)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221767 |
| 126.02.01.084 | ._PayrollNumber(84)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221768 |
| 126.02.01.085 | ._PayrollNumber(85)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221769 |
| 126.02.01.086 | ._PayrollNumber(86)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221770 |
| 126.02.01.087 | ._PayrollNumber(87)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221771 |
| 126.02.01.088 | ._PayrollNumber(88)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221774 |
| 126.02.01.089 | ._PayrollNumber(89)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221772 |
| 126.02.01.090 | ._PayrollNumber(9)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221773 |
| 126.02.01.091 | ._PayrollNumber(90)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221775 |
| 126.02.01.092 | ._PayrollNumber(91)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221777 |
| 126.02.01.093 | ._PayrollNumber(92)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221778 |
| 126.02.01.094 | ._PayrollNumber(93)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221779 |
| 126.02.01.095 | ._PayrollNumber(94)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221780 |
| 126.02.01.096 | ._PayrollNumber(95)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221781 |
| 126.02.01.097 | ._PayrollNumber(96)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221782 |
| 126.02.01.098 | ._PayrollNumber(97)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221784 |
| 126.02.01.099 | ._PayrollNumber(98)-04_06_2025_PayrollSalaryInformationExport | Document | | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221783 |

Docusign Envelope ID: DDE1B75B-D5AC-42CD-8948-ACB46DB8D6DD

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 126.02.01.100 | ._PayrollNumber(99)-04_06_2025_PayrollSalaryInformationExport | *Document* | • | 0.00 | csv | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221785 |
| 127 | Changes in provisions - holiday pay | *Document* | • | 0.00 | xlsx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221558 |
| 128 | E-conomic Cherry Pulp | *Document* | • | 0.05 | pdf | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221557 |
| 129 | E-conomic Line Henriksen | *Document* | • | 0.04 | pdf | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221560 |
| 130 | E-conomic Precis Digital | *Document* | • | 0.05 | pdf | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221561 |
| 131 | Outstanding receivables | *Document* | • | 0.01 | xlsx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221562 |
| 132 | Tech Vendorlist | *Document* | • | 0.01 | xlsx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221563 |
| 133 | Outstanding invoices | *Document* | • | 0.01 | xlsx | 06-jun-2025 18:27 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83221564 |
| 134.01 | Invoices sent 2022-2023 | *Document* | • | 0.01 | xlsx | 06-jun-2025 19:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83224539 |
| **135** | **Employment contracts** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17919690 |
| 135.01 | EMPLOYMENT AGREEMENT - Adrian Borsoi | *Document* | • | 0.66 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227282 |
| 135.02 | EMPLOYMENT AGREEMENT - Anders S├╕ndergaard | *Document* | • | 0.34 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227281 |
| 135.03 | EMPLOYMENT AGREEMENT - Andras Nagy | *Document* | • | 0.58 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227283 |
| 135.04 | EMPLOYMENT AGREEMENT - Anton Saukh | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227280 |
| 135.05 | EMPLOYMENT AGREEMENT - Dines Rae Selvig | *Document* | • | 0.14 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227289 |
| 135.06 | EMPLOYMENT AGREEMENT - Emilie Henault | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227288 |
| 135.07 | EMPLOYMENT AGREEMENT - Lise Pretorius | *Document* | • | 0.37 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227290 |
| 135.08 | EMPLOYMENT AGREEMENT - Lukasz Dudek | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227291 |
| 135.09 | EMPLOYMENT AGREEMENT - Nete Lyndrup | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227293 |
| 135.10 | EMPLOYMENT AGREEMENT - Nikolaos Nezeritis | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227294 |
| 135.11 | EMPLOYMENT AGREEMENT - Sanne Qvarfordh | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227296 |
| 135.12 | EMPLOYMENT AGREEMENT - S├╕ren Christensen | *Document* | • | 0.44 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227297 |
| 135.13 | EMPLOYMENT AGREEMENT - Yifeng Hou | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227301 |
| 135.14 | Internship Contract - Amalie Ramslien N├ªss-2 | *Document* | • | 0.21 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227300 |
| 135.15 | Internship Contract - Anae╠êl Vidaillac signed February 2025 | *Document* | • | 0.51 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227303 |
| 135.16 | Internship Contract - Bartolomeo Galli | *Document* | • | 0.22 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227302 |
| 135.17 | Internship Contract - Edgar Robert Daniel Brissiaud signed (1) | *Document* | • | 0.19 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227308 |
| 135.18 | Internship Contract - Helena Lokkegaard Alvarez signed | *Document* | • | 0.25 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227309 |
| 135.19 | Internship Contract - Oliver Sasikaran signed 2 | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227311 |
| 135.20 | Internship Contract - Qianru Ma - Signed | *Document* | • | 0.27 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227310 |
| 135.21 | MANAGEMENT CONTRACT - Emil Stigsgaard Fulgsang | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227314 |
| 135.22 | MANAGEMENT CONTRACT - Johan Rasmussen | *Document* | • | 0.25 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227315 |
| 135.23 | MANAGEMENT CONTRACT - Niels Fib├ªk-Jensen | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227316 |
| 135.24 | Student Assistant Contract - Ella Svederman | *Document* | • | 0.18 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227317 |
| 135.25 | Student Assistant Contract - Jonathan Hatlevoll | *Document* | • | 0.18 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227318 |
| 135.26 | Student Assistant Contract - Nils Beskow | *Document* | • | 0.20 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227320 |
| 135.27 | STUDENT EMPLOYMENT AGREEMENT - DITTE TANGE | *Document* | • | 0.22 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227319 |
| **136** | **Kontrakter** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17919709 |
| 136.01 | EMPLOYMENT AGREEMENT - Adrian Borsoi | *Document* | • | 0.66 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227492 |
| 136.02 | EMPLOYMENT AGREEMENT - Anders S├╕ndergaard | *Document* | • | 0.34 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227493 |
| 136.03 | EMPLOYMENT AGREEMENT - Andras Nagy | *Document* | • | 0.58 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227489 |
| 136.04 | EMPLOYMENT AGREEMENT - Anton Saukh | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227491 |
| 136.05 | EMPLOYMENT AGREEMENT - Dines Rae Selvig | *Document* | • | 0.14 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227494 |
| 136.06 | EMPLOYMENT AGREEMENT - Emilie Henault | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227496 |
| 136.07 | EMPLOYMENT AGREEMENT - Lise Pretorius | *Document* | • | 0.37 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227498 |
| 136.08 | EMPLOYMENT AGREEMENT - Lukasz Dudek | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227497 |
| 136.09 | EMPLOYMENT AGREEMENT - Nete Lyndrup | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227495 |
| 136.10 | EMPLOYMENT AGREEMENT - Nikolaos Nezeritis | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227500 |
| 136.11 | EMPLOYMENT AGREEMENT - Sanne Qvarfordh | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227501 |
| 136.12 | EMPLOYMENT AGREEMENT - S├╕ren Christensen | *Document* | • | 0.44 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227502 |
| 136.13 | EMPLOYMENT AGREEMENT - Yifeng Hou | *Document* | • | 0.31 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227503 |
| 136.14 | Internship Contract - Amalie Ramslien N├ªss-2 | *Document* | • | 0.21 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227504 |
| 136.15 | Internship Contract - Anae╠êl Vidaillac signed February 2025 | *Document* | • | 0.51 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227506 |
| 136.16 | Internship Contract - Bartolomeo Galli | *Document* | • | 0.22 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227505 |
| 136.17 | Internship Contract - Edgar Robert Daniel Brissiaud signed (1) | *Document* | • | 0.19 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227507 |
| 136.18 | Internship Contract - Helena Lokkegaard Alvarez signed | *Document* | • | 0.25 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227508 |
| 136.19 | Internship Contract - Oliver Sasikaran signed 2 | *Document* | • | 0.24 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227509 |
| 136.20 | Internship Contract - Qianru Ma - Signed | *Document* | • | 0.27 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227510 |
| 136.21 | MANAGEMENT CONTRACT - Emil Stigsgaard Fulgsang | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227511 |
| 136.22 | MANAGEMENT CONTRACT - Johan Rasmussen | *Document* | • | 0.25 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227512 |
| 136.23 | MANAGEMENT CONTRACT - Niels Fib├ªk-Jensen | *Document* | • | 0.26 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227514 |
| 136.24 | Student Assistant Contract - Ella Svederman | *Document* | • | 0.18 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227513 |
| 136.25 | Student Assistant Contract - Jonathan Hatlevoll | *Document* | • | 0.18 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227516 |
| 136.26 | Student Assistant Contract - Nils Beskow | *Document* | • | 0.20 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227515 |
| 136.27 | STUDENT EMPLOYMENT AGREEMENT - DITTE TANGE | *Document* | • | 0.22 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227517 |
| 137 | Ansvarsforsikring_IDD_CVR39624095 | *Document* | | 0.08 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227543 |
| 138 | Insurance overview - Tryg | *Document* | | 0.11 | pdf | 06-jun-2025 23:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83227542 |
| **139** | **Nasdaq revenue share reports** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17941512 |
| 139.01 | 100563137 Matter DK ApS | *Document* | • | 0.01 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332584 |
| 139.02 | 100563137_Jul2022-2660088198_PID110691 | *Document* | • | 0.03 | pdf | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332583 |
| 139.03 | 100563137_Jun2022-2660086273_PID110353 | *Document* | • | 0.03 | pdf | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332582 |

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| 139.04 | 100563137_Oct2022-2660094968_PID111881 | *Document* | 0.03 | pdf | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332581 |
| 139.05 | MATD_Revenue Share Report 01-2023 | *Document* | 0.14 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332585 |
| 139.06 | Matter - Nasdaq Revenue Share Q1 2024 | *Document* | 0.01 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332587 |
| 139.07 | Matter - Nasdaq Revenue Share Q1 2025 | *Document* | 0.02 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332586 |
| 139.08 | Matter - Nasdaq Revenue Share Q3 2024 | *Document* | 0.02 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332588 |
| 139.09 | Matter - Nasdaq Revenue Share Q4 2024 | *Document* | 0.04 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332589 |
| 139.10 | Matter 11.2024 | *Document* | 0.49 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332590 |
| 139.11 | Matter 9.2024 | *Document* | 0.49 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332591 |
| 139.12 | Matter H1 2025 (through May) | *Document* | 0.49 | xlsx | 11-jun-2025 19:22 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83332592 |
| 139.13 | Matter 6.2024 YTD | *Document* | 0.42 | xlsx | 12-jun-2025 14:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83364220 |
| 140 | Debtors EOY22 | *Document* | 0.01 | xlsx | 12-jun-2025 13:54 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363289 |
| 141 | Debtors EOY23 | *Document* | 0.01 | xlsx | 12-jun-2025 13:54 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363290 |
| 142 | Debtors EOY24 | *Document* | 0.01 | xlsx | 12-jun-2025 13:54 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363291 |
| 143 | Receivables EOY22 | *Document* | 0.01 | xlsx | 12-jun-2025 13:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363450 |
| 144 | Receivables EOY23 | *Document* | 0.01 | xlsx | 12-jun-2025 13:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363449 |
| 145 | Receivables EOY24 | *Document* | 0.01 | xlsx | 12-jun-2025 13:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83363451 |
| 146 | Tax Returns 2025 | *Document* | 0.01 | htm | 16-jun-2025 05:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83429734 |
| 146 | Tax returns 2025 | *Document* | 0.02 | xlsx | 16-jun-2025 18:25 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83462136 |
| 147 | Kontoplan med momskoder | *Document* | 0.02 | xlsx | 16-jun-2025 13:54 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440230 |
| **148** | **Invoice samples & VAT returns** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17963604 |
| 148.01 | Faktura EU sample 1 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440295 |
| 148.02 | Faktura EU sample 2 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440298 |
| 148.03 | Faktura EU sample 3 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440296 |
| 148.04 | Faktura sample 1 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440297 |
| 148.05 | Faktura sample 2 | *Document* | 0.06 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440302 |
| 148.06 | Faktura sample 3 | *Document* | 0.06 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440304 |
| 148.07 | Faktura udland 1 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440303 |
| 148.08 | Faktura udland sample 2 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440305 |
| 148.09 | Faktura udland sample 3 | *Document* | 0.05 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440311 |
| 148.10 | Moms kvittering H1 2023 | *Document* | 0.39 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440421 |
| 148.11 | Moms kvittering H2 2023 | *Document* | 0.39 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440424 |
| 148.12 | Moms kvittering Q1 2024 | *Document* | 0.46 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440423 |
| 148.13 | Moms kvittering Q1 2025 | *Document* | 0.36 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440422 |
| 148.14 | Moms kvittering Q2 2024 | *Document* | 0.42 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440429 |
| 148.15 | Moms kvittering Q3 2024 | *Document* | 0.42 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440431 |
| 148.16 | Moms kvittering Q4 2024 | *Document* | 0.36 | pdf | 16-jun-2025 13:53 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440430 |
| 148.17 | Underskudsregister | *Document* | 0.20 | pdf | 16-jun-2025 13:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83440624 |
| 149 | FW_ DGNX_Matter acquisition - Final MOU execution documents | *Document* | 4.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126514 |
| 150 | Material from Keepers | *Document* | 10.77 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126522 |
| 151 | RE_ | *Document* | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126511 |
| 152 | RE_ (10) | *Document* | 0.46 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126512 |
| 153 | RE_ 2024 revenue | *Document* | 0.52 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126515 |
| 154 | RE_ _EXTERNAL_ RE_ | *Document* | 0.22 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126513 |
| 155 | RE_ _EXTERNAL_ RE_ (8) | *Document* | 1.60 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126516 |
| 156 | RE_ _EXTERNAL_ RE_ (9) | *Document* | 1.44 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126517 |
| 157 | RE_ Bank statements | *Document* | 0.58 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126518 |
| 158 | RE_ Bank statements (10) | *Document* | 0.27 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126519 |
| 159 | RE_ Can we have a quick call in 30 mins | *Document* | 1.35 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126521 |
| 160 | RE_ Can we have a quick call in 30 mins (9) | *Document* | 0.07 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126520 |
| 161 | RE_ Check-in on warranties | *Document* | 0.18 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126523 |
| 162 | RE_ Check-in on warranties (6) | *Document* | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126524 |
| 163 | RE_ Check-in on warranties (7) | *Document* | 1.05 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126525 |
| 164 | RE_ Check-in on warranties (8) | *Document* | 0.25 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126526 |
| 165 | RE_ Definitive Agreement | *Document* | 0.31 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126527 |
| 166 | RE_ Definitive Agreement (34) | *Document* | 0.31 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126528 |
| 167 | RE_ DGNX_Matter acquisition - Final MOU execution documents | *Document* | 4.08 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126531 |
| 168 | RE_ FDD _ Sales cube finalisation | *Document* | 0.80 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126529 |
| 169 | RE_ FDD _ Sales cube finalisation (4) | *Document* | 0.79 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126530 |
| 170 | RE_ FDD _ Sales cube finalisation (6) | *Document* | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126532 |
| 171 | RE_ FDD _ Sales cube finalisation (7) | *Document* | 0.17 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126533 |
| 172 | RE_ Financials at December 2024 | *Document* | 1.44 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126534 |
| 173 | RE_ Financials at December 2024 (33) | *Document* | 1.43 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126537 |
| 174 | RE_ FTI _ Matter _ Baker Tilly | *Document* | 0.75 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126535 |
| 175 | RE_ January 2025 journals | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126536 |
| 176 | RE_ January 2025 journals (20) | *Document* | 0.14 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126538 |
| 177 | RE_ January 2025 journals (21) | *Document* | 0.13 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126539 |
| 178 | RE_ January 2025 journals (22) | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126540 |
| 179 | RE_ January 2025 journals (23) | *Document* | 0.20 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126541 |
| 180 | RE_ January 2025 journals (24) | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126542 |
| 181 | RE_ January 2025 journals (25) | *Document* | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126543 |
| 182 | RE_ January 2025 journals (26) | *Document* | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126544 |

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| 183 | RE_ January 2025 journals (27) | Document | 0.17 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126545 |
| 184 | RE_ January 2025 journals (28) | Document | 0.21 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126546 |
| 185 | RE_ January 2025 journals (29) | Document | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126547 |
| 186 | RE_ January 2025 journals (30) | Document | 2.38 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126550 |
| 187 | RE_ January 2025 journals (31) | Document | 1.36 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126549 |
| 188 | RE_ LES | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126548 |
| 189 | RE_ LES (14) | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126551 |
| 190 | RE_ LES (15) | Document | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126552 |
| 191 | RE_ LES (16) | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126553 |
| 192 | RE_ LES (17) | Document | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126554 |
| 193 | RE_ LES (18) | Document | 2.97 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126555 |
| 194 | RE_ LES (19) | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126556 |
| 195 | RE_ Material from Keepers | Document | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126557 |
| 196 | RE_ Matter - FDD Updated IRL | Document | 0.74 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126558 |
| 197 | RE_ Matter - FDD Updated IRL (11) | Document | 0.74 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126559 |
| 198 | RE_ Matter - FDD Updated IRL (12) | Document | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126560 |
| 199 | RE_ Matter - FDD Updated IRL (13) | Document | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126561 |
| 200 | RE_ Matter - FDD Updated IRL (14) | Document | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126562 |
| 201 | RE_ Matter - FTI follow up | Document | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126563 |
| 202 | RE_ Matter - FTI follow up (3) | Document | 0.75 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126565 |
| 203 | RE_ Matter - FTI follow up (5) | Document | 0.07 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126564 |
| 204 | RE_ Matter __FTI - ITDD | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126566 |
| 205 | RE_ Matter ___FTI - ITDD (15) | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126567 |
| 206 | RE_ Matter ___FTI - ITDD - request for copy of latest IRL for IT DD | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126568 |
| 207 | RE_ Matter __FTI - ITDD - request for short follow up clarification call | Document | 0.21 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126569 |
| 208 | RE_ New proposed timeslot_ Diginex & LES _ Matter & Schjødt | Document | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126570 |
| 209 | RE_ Project Matter - outstanding information | Document | 5.86 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126576 |
| 21 | FTE Overview - 2024 and 2025 | Document | 0.06 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83053590 |
| 210 | RE_ Project Matter - Q&A discussion pack | Document | 0.42 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126571 |
| 211 | RE_ Project Matter - Q&A discussion pack (1) | Document | 0.38 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126572 |
| 212 | RE_ Project Matter - Q&A discussion pack (2) | Document | 0.78 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126573 |
| 213 | RE_ Project Matter - SPA | Document | 0.63 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126574 |
| 214 | RE_ Project Matter - SPA (1) | Document | 0.71 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126575 |
| 215 | RE_ Revenue reconciliation | Document | 2.98 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126577 |
| 216 | RE_ Revenue reconciliation (11) | Document | 1.37 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126579 |
| 217 | RE_ Revenue reconciliation (12) | Document | 1.36 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126580 |
| 218 | RE_ Revenue reconciliation (13) | Document | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126578 |
| 219 | RE_ Some follow up questions | Document | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126582 |
| **22** | **Brochures** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877021 |
| 21.01 | Company Disclosure Dataset factsheet | Document | 5.45 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044260 |
| 21.02 | ESG Metrics_Brochure | Document | 9.72 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044262 |
| 21.03 | Nature_Brochure | Document | 10.11 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044263 |
| 21.04 | Portfolio Analysis Platform_Brochure | Document | 7.83 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044261 |
| 21.06 | SDG Revenue Fundamentals_Brochure | Document | 9.37 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044266 |
| 21.08 | SFDR PAI Reporting_Brochure | Document | 8.04 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044267 |
| 220 | RE_ Some follow up questions (32) | Document | 1.50 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126584 |
| 221 | RE_ SPA | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126583 |
| 222 | RE_ update | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126585 |
| 223 | RE_ update (2) | Document | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126586 |
| 224 | RE_ update (3) | Document | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126587 |
| 225 | RE_ update (4) | Document | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126588 |
| 226 | RE_ update (5) | Document | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126589 |
| 227 | Untitled | Document | 0.67 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126590 |
| **23** | **Audited financials** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17877025 |
| 12 | Matter DK ApS - 2023 - Annual Report | Document | 0.24 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044252 |
| 13 | Matter DK ApS - 2023 - Long-form audit report | Document | 0.21 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044254 |
| 14 | Matter DK ApS - 2023 - Tax statements including specifications | Document | 0.21 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044251 |
| 15 | Matter DK ApS - Annual report 2021 | Document | 0.21 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044253 |
| 16 | Matter DK ApS - Audit report 2021 | Document | 0.17 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044255 |
| 17 | Matter DK ApS - Tax statements including specifications 2021 | Document | 0.18 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044257 |
| 18 | Matter DK ApS årsrapport 2022 | Document | 0.19 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044259 |
| 19 | Matter DK ApS protokol 2022 | Document | 0.17 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044256 |
| 20 | Matter DK ApS specifikationer 2022 | Document | 0.16 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044258 |
| 22.01 | Matter Liquidation Waterfall Analysis v2 Matter | Document | 0.03 | xlsx | 03-jun-2025 03:32 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83110642 |
| 23.01 | Opgørelse af moms 2021+2022+2023 | Document | 0.10 | msg | 03-jun-2025 19:45 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83138135 |
| 23.02 | Matter DK annual report 2024 | Document | 0.69 | pdf | 30-jun-2025 17:01 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83596100 |
| 23.03 | Matter DK tax spec 2024 | Document | 0.65 | pdf | 30-jun-2025 17:01 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83596101 |
| 23.04 | Matter_DK_ApS_-_2023_-_Annual_Report | Document | 0.99 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005741 |
| 23.05 | Matter_DK_ApS_-_2023_-_Long-form_audit_report | Document | 0.85 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005739 |
| 23.06 | Matter_DK_ApS_-_2023_-_Management's_letter | Document | 0.61 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005738 |
| 23.07 | Matter_DK_ApS_-_2023_-_Tax_statements_including_specifications | Document | 0.78 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005740 |

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| 23.08 | Matter_DK_ApS_-_Annual_report_2022 | *Document* | 0.70 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005747 |
| 23.09 | Matter_DK_ApS_-_Long-form_audit_report_2022 | *Document* | 0.62 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005746 |
| 23.10 | Matter_DK_ApS_-_Tax_statements_including_specifications_2022 | *Document* | 0.59 | pdf | 02-jul-2025 21:46 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/84005745 |
| 25 | Matter Cap Table 12.31.2024 | *Document* | 0.03 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044317 |
| 26 | Capitalization of development costs | *Document* | 0.01 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044914 |
| 27 | 250526 Project DD - Information request list FDD - version for sharing | *Document* | 0.03 | xlsx | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055613 |
| **28** | **Previous fundraises** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17878932 |
| 68 | Share Register - 4 oct | *Document* | 0.42 | docx | 03-jun-2025 04:24 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83112077 |
| 29 | 1. Investment Agreement - Execution Version(14927972.3) | *Document* | 1.88 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055843 |
| 30 | Convertible Loan Note - Tranche 2 (Fully Executed) | *Document* | 2.07 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055849 |
| 31 | Convertible Loan Note (Nasdaq) - 12 aug(1018444.1) | *Document* | 0.62 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055837 |
| 32 | Matter - AR_Shareholders' Agreement - Tranche 2 (Fully Executed) | *Document* | 5.73 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055856 |
| 33 | Matter_-_Articles_of_Association_-_Tranche_2.docx | *Document* | 0.56 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055862 |
| 34 | Matter_-_Schedule_7.15_(BoD_Rules).docx | *Document* | 0.57 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055869 |
| 35 | Matter-Nasdaq Series A Term Sheet (fully executed) | *Document* | 0.48 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83055851 |
| **36** | **Information Security** | **Main Folder** | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17892228 |
| 36.01 | Employee Handbook (password management, MFA, device security) | *Document* | 0.10 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108753 |
| 36.02 | Information Security Incident Management Policy | *Document* | 0.10 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108756 |
| 36.03 | Information Security Policy | *Document* | 0.11 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108754 |
| 36.04 | Infrastructure Security | *Document* | 0.11 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108755 |
| 36.05 | Matter_DK_-_ISAE_3402-I_-_2024_-_Assurance_Report (1) | *Document* | 1.16 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108758 |
| 36.06 | Secure Software Development Lifecycle | *Document* | 0.32 | pdf | 03-jun-2025 02:56 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108757 |
| 36.07 | Privacy policy (1) | *Document* | 0.04 | pdf | 03-jun-2025 05:54 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83115456 |
| 36.08 | inspector_findings | *Document* | 0.14 | PNG | 03-jun-2025 19:14 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83141193 |
| 36.09 | Data Classification Policy | *Document* | 0.21 | pdf | 03-jun-2025 19:14 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83141567 |
| 36.10 | Disaster Recovery Planning | *Document* | 0.21 | pdf | 03-jun-2025 19:14 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83141566 |
| 36.11 | Software Library inventory | *Document* | 0.02 | xlsx | 06-jun-2025 23:04 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83155719 |
| 36.12 | FW_ DGNX_Matter acquisition - Final MOU execution documents | *Document* | 4.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126427 |
| 36.13 | Material from Keepers | *Document* | 10.77 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126434 |
| 36.14 | RE_ | *Document* | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126423 |
| 36.15 | RE_ (10) | *Document* | 0.46 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126424 |
| 36.16 | RE_ 2024 revenue | *Document* | 0.52 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126426 |
| 36.17 | RE_ _EXTERNAL_ RE_ | *Document* | 0.22 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126425 |
| 36.18 | RE_ _EXTERNAL_ RE_ (8) | *Document* | 1.60 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126428 |
| 36.19 | RE_ _EXTERNAL_ RE_ (9) | *Document* | 1.44 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126429 |
| 36.20 | RE_ Bank statements | *Document* | 0.58 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126430 |
| 36.21 | RE_ Bank statements (10) | *Document* | 0.27 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126431 |
| 36.22 | RE_ Can we have a quick call in 30 mins | *Document* | 1.35 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126433 |
| 36.23 | RE_ Can we have a quick call in 30 mins (9) | *Document* | 0.07 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126432 |
| 36.24 | RE_ Check-in on warranties | *Document* | 0.18 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126435 |
| 36.25 | RE_ Check-in on warranties (6) | *Document* | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126437 |
| 36.26 | RE_ Check-in on warranties (7) | *Document* | 1.05 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126438 |
| 36.27 | RE_ Check-in on warranties (8) | *Document* | 0.25 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126436 |
| 36.28 | RE_ Definitive Agreement | *Document* | 0.31 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126439 |
| 36.29 | RE_ Definitive Agreement (34) | *Document* | 0.31 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126440 |
| 36.30 | RE_ DGNX_Matter acquisition - Final MOU execution documents | *Document* | 4.08 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126444 |
| 36.31 | RE_ FDD _ Sales cube finalisation | *Document* | 0.80 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126441 |
| 36.32 | RE_ FDD _ Sales cube finalisation (4) | *Document* | 0.79 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126442 |
| 36.33 | RE_ FDD _ Sales cube finalisation (6) | *Document* | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126443 |
| 36.34 | RE_ FDD _ Sales cube finalisation (7) | *Document* | 0.17 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126445 |
| 36.35 | RE_ Financials at December 2024 | *Document* | 1.44 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126448 |
| 36.36 | RE_ Financials at December 2024 (33) | *Document* | 1.43 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126447 |
| 36.37 | RE_ FTI _ Matter _ Baker Tilly | *Document* | 0.75 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126449 |
| 36.38 | RE_ January 2025 journals | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126446 |
| 36.39 | RE_ January 2025 journals (20) | *Document* | 0.14 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126450 |
| 36.40 | RE_ January 2025 journals (21) | *Document* | 0.13 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126451 |
| 36.41 | RE_ January 2025 journals (22) | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126452 |
| 36.42 | RE_ January 2025 journals (23) | *Document* | 0.20 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126453 |
| 36.43 | RE_ January 2025 journals (24) | *Document* | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126454 |
| 36.44 | RE_ January 2025 journals (25) | *Document* | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126455 |
| 36.45 | RE_ January 2025 journals (26) | *Document* | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126456 |
| 36.46 | RE_ January 2025 journals (27) | *Document* | 0.17 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126457 |
| 36.47 | RE_ January 2025 journals (28) | *Document* | 0.21 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126458 |
| 36.48 | RE_ January 2025 journals (29) | *Document* | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126459 |
| 36.49 | RE_ January 2025 journals (30) | *Document* | 2.38 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126461 |
| 36.50 | RE_ January 2025 journals (31) | *Document* | 1.36 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126460 |
| 36.51 | RE_ LES | *Document* | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126462 |
| 36.52 | RE_ LES (14) | *Document* | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126463 |
| 36.53 | RE_ LES (15) | *Document* | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126466 |
| 36.54 | RE_ LES (16) | *Document* | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126465 |
| 36.55 | RE_ LES (17) | *Document* | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126464 |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 36.56 | RE_ LES (18) | *Document* | | 2.97 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126470 |
| 36.57 | RE_ LES (19) | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126468 |
| 36.58 | RE_ Material from Keepers | *Document* | | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126467 |
| 36.59 | RE_ Matter - FDD Updated IRL | *Document* | | 0.74 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126469 |
| 36.60 | RE_ Matter - FDD Updated IRL (11) | *Document* | | 0.74 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126471 |
| 36.61 | RE_ Matter - FDD Updated IRL (12) | *Document* | | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126472 |
| 36.62 | RE_ Matter - FDD Updated IRL (13) | *Document* | | 0.30 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126474 |
| 36.63 | RE_ Matter - FDD Updated IRL (14) | *Document* | | 0.16 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126473 |
| 36.64 | RE_ Matter - FTI follow up | *Document* | | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126475 |
| 36.65 | RE_ Matter - FTI follow up (3) | *Document* | | 0.75 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126478 |
| 36.66 | RE_ Matter - FTI follow up (5) | *Document* | | 0.07 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126476 |
| 36.67 | RE_ Matter __FTI - ITDD | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126477 |
| 36.68 | RE_ Matter ___FTI - ITDD (15) | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126479 |
| 36.69 | RE_ Matter ___FTI - ITDD - request for copy of latest IRL for IT DD | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126480 |
| 36.70 | RE_ Matter __FTI - ITDD - request for short follow up clarification call | *Document* | | 0.21 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126481 |
| 36.71 | RE_ New proposed timeslot_ Diginex & LES _ Matter & Schjødt | *Document* | | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126482 |
| 36.72 | RE_ Project Matter - outstanding information | *Document* | | 5.86 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126487 |
| 36.73 | RE_ Project Matter - Q&A discussion pack | *Document* | | 0.42 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126483 |
| 36.74 | RE_ Project Matter - Q&A discussion pack (1) | *Document* | | 0.38 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126484 |
| 36.75 | RE_ Project Matter - Q&A discussion pack (2) | *Document* | | 0.78 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126485 |
| 36.76 | RE_ Project Matter - SPA | *Document* | | 0.63 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126486 |
| 36.77 | RE_ Project Matter - SPA (1) | *Document* | | 0.71 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126488 |
| 36.78 | RE_ Revenue reconciliation | *Document* | | 2.98 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126489 |
| 36.79 | RE_ Revenue reconciliation (11) | *Document* | | 1.37 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126491 |
| 36.80 | RE_ Revenue reconciliation (12) | *Document* | | 1.36 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126492 |
| 36.81 | RE_ Revenue reconciliation (13) | *Document* | | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126490 |
| 36.82 | RE_ Some follow up questions | *Document* | | 0.76 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126494 |
| 36.83 | RE_ Some follow up questions (32) | *Document* | | 1.50 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126495 |
| 36.84 | RE_SPA | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126493 |
| 36.85 | RE_update | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126496 |
| 36.86 | RE_ update (2) | *Document* | | 0.11 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126497 |
| 36.87 | RE_ update (3) | *Document* | | 0.10 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126498 |
| 36.88 | RE_ update (4) | *Document* | | 0.09 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126499 |
| 36.89 | RE_update (5) | *Document* | | 0.12 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126500 |
| 36.90 | Untitled | *Document* | | 0.67 | msg | 12-aug-2025 06:57 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/85126501 |
| **37** | **Product roadmap and releases** | **Main Folder** | | | | | https://dataroom.ansarada.com/z8jc8sa2vlqo/folder/17892273 |
| 24 | Technical Architecture Document - 250724 | *Document* | | 0.71 | pdf | 02-jun-2025 21:47 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83044601 |
| 37.01 | 2023H2-H12025 releases | *Document* | | 0.01 | xlsx | 03-jun-2025 03:03 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83108853 |
| 68 | Architectural Diagram - Backend and Frontend | *Document* | | 0.29 | png | 03-jun-2025 03:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109305 |
| 69 | Architectural Diagram - Data Foundation | *Document* | | 0.63 | png | 03-jun-2025 03:12 | https://dataroom.ansarada.com/z8jc8sa2vlqo/document/83109304 |

# SCHEDULE 11.1 – WARRANTIES

**List of sub-schedules:**

**Each of the Sellers and Noteholders represents and warrants to the Buyer that the following warranties are true and accurate as of the Signing Date and on the Closing Date.**

**1. AUTHORITY AND CAPACITY**

1.1 Each Seller or Noteholder, being a legal Person, is duly organised, registered and validly existing under applicable laws.

1.2 Such Seller or Noteholder is neither insolvent, nor is such Seller or Noteholder part of any insolvency-related procedure, such as winding up, company reorganization, or bankruptcy.

1.3 The execution, delivery, and performance of the Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary actions on the part of such Sellers or Noteholders.

1.4 The Agreement (including schedules) has been duly executed and delivered by such Seller or Noteholder and constitutes a valid and binding obligation of such Seller or Noteholder, enforceable against them in accordance with its terms and conditions.

1.5 The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in any breach of any provision of such Seller's or Noteholder's organizational documents, (ii) violate any law or regulation applicable to such Seller or Noteholder, or (iii) conflict with or result in a breach of any material contract or obligation to which such Seller or Noteholder is a party.

1.6 No clearance or approval from any governmental entity, nor any other consent, waiver, approval, order, permit, authorization, declaration, filing, or notification from any person, corporate entity, or governmental entity, is required to be obtained or made by or with respect to such Seller or Noteholder in connection with the consummation of the transactions contemplated by the Agreement.

1.7 Such Sellers are the sole legal and beneficial owners of the Company's shares for which it will receive Consideration Shares, free and clear of any liens, claims, or encumbrances.

**The Management represents and warrants to the Buyer that the following warranties are true and accurate as of the Signing Date and on the Closing Date:**

**2. CORPORATE**

2.1 The Company has been duly and legally incorporated and is duly organized, registered, and validly existing under the laws of its jurisdiction of incorporation. No filings, publications, registrations and other formalities regarding the Company´s statutory documents under applicable law are overdue.

2.2 All shares in the Company have been validly issued and are fully paid up. No share certificates have been issued.

2.3 All shares in the Company are free and clear of any Third Party Rights.

2.4 The Sellers are the owners of the Shares, all of which are duly authorized, validly issued, fully paid, non-assessable and, freely transferable and clear of any Third Party Rights. The Shares constitute, in aggregate, the entire share capital of the Company.

2.5 Subject to Closing, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights, rights of first refusal, or similar rights), or agreements, whether oral or written, to subscribe for or purchase any shares in the Company or any securities convertible into or exchangeable for shares in the Company.

2.6 On the Closing Date, subject to fulfilment of the conditions set out in the Agreement, the Buyer will acquire title to the Shares, free from any claims, restrictions, or any other Third Party Rights.

2.7 Subject to Closing, no Person, including, without limitation, employees, has any right to subscribe for, to acquire, convert into shares, or to be awarded or granted any shares or other securities in the Company or to a share in any of the profits relating to the Company.

2.8 No rights to a future dividend or other rights with respect to the profits in the Company have been granted or transferred to any third party.

2.9 No action, claim, or proceeding has been threatened or is pending that would adversely affect the validity, transferability, or ownership of the Shares.

2.10 In particular, Nasdaq and any other holder of rights to securities (existing or future) has waived all rights to purchase, subscribe for or in any way receive, securities in the Company.

2.11 The Company is not a party to any joint venture, partnership or any other agreement or arrangement requiring it to share revenues, costs, expenses and/or profits with any third party, except for the agreements with Nasdaq (revenue sharing with a fixed percentage), eVestment (revenue sharing with a fixed percentage), SimCorp (revenue sharing with a fixed percentage), FE Fundinfo (base fee and revenue sharing with a fixed percentage), Datacie (base fee and revenue sharing with a fixed percentage), Manaos (revenue sharing with a fixed percentage), Aleta/Hemonto (base fee and revenue sharing with a fixed percentage), 2RSquared, and Performativ (revenue sharing with a fixed percentage).

2.12 The Company does not have any subsidiaries. The Company does not have any ownership rights in any person of whatever nature, and the Company has not agreed to acquire any such ownership rights.

2.13 The corporate documents and all corporate books, accounting and bookkeeping records required to be maintained by the Company are in all material respects maintained in accordance with applicable law, are in the possession or under control of the Company and contain records of all matters legally required to be dealt with in such books and records.

2.14 All corporate documents and corporate books and records which the Company is required by applicable law to file with or deliver to any registrar or governmental authority has been duly filed and delivered.

## 3. RELATED PARTY MATTERS

3.1 For the purpose of this clause 3.1, "**Related Party**" means any Person related to any Seller or Noteholder within the meaning of Section 2 of the Danish Bankruptcy Act (in Danish: "*konkursloven*").

3.2 All agreements and arrangements between the Company and any Seller, Noteholder or any of Related Party thereto are Disclosed in the Due Diligence Documentation, and all such agreements and arrangements are entered into on arms' lengths terms and have been

concluded and managed in the best interest of the Company, except all arrangements with Nasdaq and eVestment.

3.3 There are no agreements, obligations, or other arrangements of any nature or kind whatsoever between, on the one hand, the Company and, on the other hand, the Sellers, the Noteholders or any Affiliate thereof.

3.4 The Sellers, the Noteholders and their Affiliates do not have any claims of any kind against the Company, and the Company has not assumed or incurred any obligation or liability on behalf of the Sellers, the Noteholders or their Affiliates.

3.5 Neither the Sellers, the Noteholders nor any of their Affiliates own any assets or rights (including any intellectual property rights) used by the Company.

## 4. FINANCIAL

4.1 The Company's annual reports for the past three financial years have been prepared in accordance with mandatory provisions of applicable law as well as the accounting principles set out in the financial statements. The financial statements are true and not misleading and give in all material aspects a true and fair view (in Danish: "*retvisende billede*") of the state of affairs of the Company as set forth in applicable law as of the date of such annual reports. All matters for which the Company was under an obligation (either under laws or the applicable accounting principles) to make a reserve or provision were reserved or provisioned in such annual reports. The reserves and provisions reflected in such annual reports are in all material respects appropriate and reasonable for the matters for which they were established and have been calculated in a manner consistent with past practice as of the dates specified therein.

4.2 The aggregate amount of the Company's obligations, including any debt (whether actual, contingent, accrued or deferred) does not exceed the amounts set out in the Management Accounts as of 31 July 2025. The Management Accounts has been prepared in accordance with applicable accounting principles consistently applied.

4.3 The Company's books, records, and accounts accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the Company's assets, and are maintained in accordance with sound business practices and all applicable legal requirements.

4.4 The Company is not liable for any financial reporting or accounting errors relating to periods ending on or before 1 January 2025 that are not reflected in the Accounts.

4.5 To the Providers' Knowledge, the Company has no liabilities, obligations, or debts, whether accrued or contingent, that are not reflected in the financial statements or disclosed in the Agreement, except for liabilities incurred in the ordinary course of business since the date of the most recent financial statements, none of which are material in nature. There are no off-balance sheet transactions, arrangements, or obligations, including but not limited to guarantees, that are not reflected in the Company's financial statements.

4.6 The Company has duly complied with all obligations related to the accurate and timely recording of financial transactions, including but not limited to income, expenses, and liabilities, in accordance with applicable accounting rules, regulations, and legislation.

4.7 All transactions between (i) the Company and (ii) the Sellers and/or any of the Sellers' Affiliates have been recorded and accounted for, and no such transactions have resulted in liabilities or obligations that have not been properly accounted for in the Accounts.

4.8 To the Providers' Knowledge, no governmental or regulatory body has initiated any audit, proceeding, or investigation into the Company's accounting records or financial reporting, nor has any such authority threatened to do so.

4.9 The Company is not involved in any dispute regarding its accounting records, financial statements, or bookkeeping, nor, to the Providers' Knowledge, is any such dispute threatened.

4.10 The Company is not conducting or has not conducted any business in any jurisdiction outside its primary jurisdiction that would create any obligations for additional reporting or accounting treatment not fully provided for in the Accounts.

## 5. TAXES

5.1 The Company is properly registered for taxation as required by applicable Tax laws in all relevant jurisdictions and does not have any liability with respect to taxation (whether actual, contingent) that is not fully provided for in the financial statements, except for liabilities incurred in the ordinary course of business.

5.2 The Company has timely filed all Tax returns, reports, and declarations required to be filed with Tax authorities under applicable laws, and all such filings are true, correct, and complete in all respects.

5.3 The Company has paid all Taxes due and payable, including any assessments, penalties, and interest, and no Tax liens have been imposed on any of its assets. The financial statements of the Company reflect adequate provisions for all Taxes due and payable by the Company as of the date of such statements.

5.4 No Tax returns of the Company have been reopened for any of the previous three (3) Tax years.

5.5 The Company has not entered into, nor is it a party to, any transaction, agreement, or arrangement that has been made for the purpose of Tax arbitrage or Tax evasion.

5.6 The Company has not concluded any agreement or compromised with or been the subject of any ruling by any Tax authority, which may adversely affect its Tax position. The Company is not a party to any Tax reservation (in Danish "*skatteforbehold*") still in force.

5.7 No transaction or agreement with the sole purpose, or as one of the primary purposes, of avoiding or delaying the payment of Taxes or liability to Tax has been made or entered into by the Company.

5.8 The Company is not party to any transactions, agreements or arrangements primarily aimed, directly or indirectly, at Tax arbitrage or Tax evasion or to any transaction, agreement or arrangement which may be considered to constitute illegal Tax evasion.

5.9 No disputes are pending with any Tax or public authorities regarding the payment or assessment of the Company's Taxes, or regarding any matter regarding taxation, VAT, fees and the like, nor has any authority notified the Company of any investigation into such matters, and to the Providers' Knowledge, no such investigation is pending or threatened.

5.10 The Company has not paid or become liable to pay, nor to the Providers' Knowledge do any circumstances exist, which may cause the Company to become liable to pay any penalty, fine, surcharge or interest in connection with Taxes.

5.11 The Company has maintained all necessary documentation to support its Tax filings and positions, including records of all Tax deductions, credits, and other claims.

5.12 The Company is not party to and has not been a party to any transactions, agreements or arrangements with the sole purpose of avoiding or delaying the payment of Taxes or liabilities for Taxes.

**6. ASSETS**

6.1 All plants, fixtures, vehicles, and other equipment used by the Company in the ordinary course of business are owned, leased or otherwise lawfully held and/or used by the Company, free and clear from any Third Party Rights.

6.2 The plants, fixtures, vehicles, and other equipment owned by the Company or held under a valid lease agreement comprise all material plants, fixtures, vehicles, and other equipment necessary for the continuation of the business of the Company as currently conducted.

6.3 To the Providers' Knowledge, all plants, fixtures, vehicles, and other equipment of the Company, including any leased, rented or borrowed plants, vehicles, fixtures and other equipment that is material to the business of the Company has in all material respects been adequately maintained and is in good working order and functional save for wear and tear in the ordinary course.

**7. EMPLOYMENT**

7.1 The Company has at all times complied with and currently complies with all applicable employment, labour, and immigration laws and regulations, including those related to wages, hours, benefits, and working conditions.

7.2 All employees of the Company have written employment contracts, enforceable in accordance with their terms, which correctly (i) reflect the terms of the employment including all remuneration and benefits and (ii) comply with applicable Laws relating to employment agreements. All such contracts have been Disclosed in its current and updated form.

7.3 No employee of the Company is entitled to any bonus or similar benefit payable by the Company as a result of the transaction contemplated by the Agreement.

7.4 All agreed employment terms with the Company's key employees have been Disclosed in the Due Diligence Documentation.

7.5 None of the key employees have resigned or given written notice of termination of their employment relationship with the Company or have, to Providers' Knowledge, threatened or otherwise informed the Company of any intention to resign. None of the key employees have, to the Providers' Knowledge, breached their respective employment agreements, have been dismissed or are subject to a pending dismissal or other disciplinary procedure.

7.6 The Company is not in breach of any employment contract with any employee.

7.7 The Company is not a party to any collective bargaining agreement with any trade union.

7.8 The pension arrangements Disclosed in the Due Diligence Documentation are the only pension schemes applicable to the Company. The Company is not party to any defined benefit pension plans or similar defined benefit schemes.

7.9 The Company has paid all contributions, amounts due under insurance policies and expenses due in respect of its pension arrangements and correctly and timely reported salaries and benefits to relevant institutions for the calculation of pension contributions to employees.

7.10 The Company complies and has for the past three (3) years complied with all its obligations under applicable law concerning the health and safety at work of its employees and, to the Providers' Knowledge, there are no threatened or pending claims by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

7.11 The Company has not incurred any liability for the termination or redundancy of any employee under applicable law or otherwise.

7.12 Subject to closing, none of the Company's employees are subject to any share-based incentive schemes or similar instruments (stock options, warrants, employee shares, convertible bonds etc.) granted by the Company.

7.13 There are no increases in salary or employee benefits agreed but not yet implemented other than in the ordinary course of business. The Company has not made any commitment or agreement to increase any bonus or other incentive schemes or to otherwise materially modify the conditions or terms of any bonus or other incentive schemes in a manner which has not been Disclosed.

7.14 The Company is not under any obligation to make any severance payments to their employees or managers on termination of their employment agreements, unless otherwise specifically provided for in the Due Diligence Documentation, applicable law or collective bargaining agreements.

7.15 No strike or other labour dispute is on-going or is to the Providers' Knowledge threatened between the Company and any employee union, and the Company has not acted contrary to any collective bargaining agreement or similar which may impose adverse consequences on the Company.

7.16 The Company is not currently involved in any claim or dispute (whether as claimant or defendant or other party) with any current or former employee or manager of the Company nor has the Company at any time during the past 12 months been involved in such a claim or dispute, and there are, to the Providers' Knowledge, no claims or disputes of such nature pending or threatened.

7.17 No third party, including former employees, consultants or other Persons who have appeared on the Company's payroll, has any claim against the Company, including as a result of the Company's termination of such Person.

**8. AGREEMENTS**

8.1 All commercial agreements (except for the Nasdaq/eVestment partnership agreements as well as other financing/equity/shareholder-related agreements entered into with the Sellers) have been entered into by the Company in the ordinary course of business and (i) constitute legal, valid, and binding agreements enforceable in accordance with their respective terms, subject

only to the effect of any mandatory bankruptcy, insolvency and similar Laws generally affecting creditors' rights and (ii) are in full force and effect.

8.2 The Company has complied with its obligations under the material agreements of the Company to which it is party.

8.3 Neither the Company nor, to the Providers' Knowledge, any contracting party is in breach of or default under any material agreement and, to the Providers' Knowledge, there does not exist any event which would constitute such a breach or default.

8.4 The Company has not entered into any agreements or other arrangements with any person which restrict the Company's freedom to carry on its business in any manner it may think fit.

8.5 The completion and execution of the Agreement does not trigger (i) any obligation for the Company or (ii) right for any third party in any contract to which the Company is a party, including in any way to amend or terminate such contract, except for the following agreements: Nasdaq partnership agreement/convertible note, BNPPAM partnership agreement, Climafin partnership agreement (physical risk data vendor), 2Rsquared partnership agreement (data distribution partnership currently generating no revenue), Simcorp (data distribution partnership currently generating no revenue, mainly intended for marketing) and Tryg (workplace insurance).

## 9. REAL PROPERTY

9.1 The Company does not own and has not owned any real property.

9.2 The Company complies with all terms of its leases and tenancy agreements and has not received any notice of default or breach.

## 10. INTELLECTUAL PROPERTY RIGHTS

10.1 For the purpose of this clause 10, "**Intellectual Property Rights**" means all intellectual property rights, including but not limited to, issued or applied for patents, patentable inventions, utility models, trademarks and service marks, rights in designs, trade or business names, domain names, copyrights (including rights in software), software, designs, brands, domain names.

10.2 The Company either owns or has valid license to use all Intellectual Property necessary for the operation of its business without any conflict with or infringement of the right of others.

10.3 The Company owns all rights, title and interests of the Intellectual Property Rights listed in Sub-Schedule 10.3. The Company either owns or holds valid licenses to use, and to the extent required for its business, to transfer, assign and/or sub-license, all Intellectual Property Rights required for the operation of its business as such business is currently conducted, free from any Third Party Rights, including without limitation any right of the Sellers, the Noteholders or any Related Party thereto, or any director, manager, employee, agent, or consultant of the Company.

10.4 All Intellectual Property owned by the Company are (i) owned directly and exclusively by the Company, (ii) to the Providers' Knowledge, do not infringe or violate any Intellectual Property of any third party, and (iii) are free and clear of any Third Party Rights.

10.5 All Intellectual Property that requires registration is properly registered with the appropriate authorities, and all registrations are current and in good standing.

10.6 To the Providers' Knowledge, none of the activities of the Company infringe or make unauthorized use of any third party's Intellectual Property. No claims alleging that the Company is infringing any third party's Intellectual Property have been made against the Company by any third party.

10.7 To the Providers' Knowledge, no third party is infringing any Intellectual Property of the Company. No claims alleging that any third party is infringing the Company's Intellectual Property have been made by the Company against any third party.

10.8 The Company is not under any obligation to share in any way any Intellectual Property Rights developed, partly or in whole, by the Company, including such Intellectual Property Rights developed by applying in any way open source components.

10.9 The Company has implemented IT security measures and has taken contractual steps to protect its Intellectual Property Rights and data.

10.10 To the extent that any current or former employees, managers, directors, agents, consultants, suppliers or other persons or entities working for or with the Company, the Seller and/or any of the Sellers subsidiaries or affiliated companies have at any point in time had any rights with respect to any Intellectual Property Rights used by the Company, such rights have been duly transferred to the Company, and all Intellectual Property Rights created on behalf of the Company by current or former employees, managers, directors, agents or consultants (including third party suppliers) of the Company or other persons or entities working for or with the Company, including the rights for the Company to use, modify, transfer, license or otherwise dispose of such Intellectual Property Rights, have been transferred to the Company in full, and the Company has fully compensated its current and former employees and consultants (including third party suppliers) for such transfers in accordance with applicable Law, or the relevant employment, collective bargaining or consultancy agreements, and the Company has an unlimited and free right of use of such Intellectual Property Rights for any purpose without any requirement to pay any consideration.

10.11 No party, including any current or former employees, consultants, suppliers or other persons or entities working for or with the Company, have made any claim for any payment, which remains unsettled, or any other claims in respect of any Intellectual Property Rights used by the Company and there is no basis for any such claim.

10.12 The Company does not use or otherwise carry out business under any company name other than the Company's registered corporate names and registered secondary corporate names.

10.13 The Intellectual Property Rights and IT systems, including the Company's platforms and apps, used by the Company, are fully functional as of Closing.

## 11. INFORMATION TECHNOLOGY (IT)

11.1 All information technology (including third party software), which is necessary for the operation of the Company's business as conducted at Signing, is owned, licensed, leased or otherwise lawfully used by the Company. Where information technology is, or during the past three (3) years has been, licensed by the Company, neither the Company nor, to the Providers' Knowledge, any licensor/lessor is in breach of any such licenses or leases, and no written

notice of breach has been given by or received by the Company. Any such license or lease is in full force and effect.

11.2 The information technology owned by the Company performs in all material respects in accordance with its documentation and functional specifications and otherwise as required for the operation of the Company's business as such business is currently conducted.

11.3 The transfer of the Shares will not adversely affect the use rights of the Company pursuant to any agreements with IT suppliers and software vendors including rights to use standard software licensed from such IT suppliers and software vendors following Closing.

11.4 The Company's computer hardware and software, including rented, leased, and borrowed hardware and software available and/or run at the Company's information technology systems are in all material respects functioning and no errors or defects which have not been fully remedied have been discovered therein.

11.5 Neither the Company's operation nor maintenance of its information technology systems, nor the running and updating of the information technology programmes developed by the Company, are dependent on any individual employee, consultant, or third party.

11.6 All license fees which have become due and payable have been paid in the ordinary course of business.

11.7 The Company has identified all software that it uses or is embedded in or contributes to its products and that is licensed, provided, or distributed under any "open source," "copyleft," or other similar types of license terms ("**Open Source Software**"). The Company complies with applicable licenses relating to Open Source Software, and it has not contributed any proprietary software to an open-source project or made it available as Open Source Software. The Company has not modified, included, incorporated or embedded in, linked to, combined, distributed, made available, or used in the delivery or provision of any Company product, any Open Source Software in a manner that (i) requires the Company's software to be disclosed in source code form, (ii) requires any Company proprietary software to be licensed for the purposes of making derivative works, (iii) places restrictions on the consideration the Company may charge for distributing its software, (iv) obligates the Company to grant any third party any rights or immunities to technology or Intellectual Property Rights owned by the Company, or (v) will severely impact the Company at or after Closing.

11.8 The Company's existing information technology systems are in working order and reasonably adequate for the conduct of the Company's business as currently conducted following the Closing Date, and, to the Providers' Knowledge, as of the Closing Date, no circumstances exists that would require capital expenditures for such information technology systems in excess of USD 350,000 within 180 days after the Closing Date, other than ordinary course maintenance, updates, and improvements.

11.9 All information technology used by the Company is supported by maintenance and support services which are adequate for the operation of the Company's business as such business is currently conducted.

11.10 The Company uses appropriate anti -virus, anti-hacking, firewall or similar systems and security measures as updated from time to time designed to prevent data and software from infection by computer viruses, hostile security or cyber-attacks, ransomware, malware, trojan horses,

trap doors, back doors or similar malicious software elements designed to have an unwanted adverse or destructive effect on the recipients' IT environment and systems.

11.11 In the 24 month period prior to the Signing Date (and a 24 month period prior to the Closing Date), the Company has not suffered any material, major and/or critical security incidents, break-downs, bugs and/or failures of any information technology (hardware or software) used by the Company which have caused any material adverse disruption or interruption in the Company's business.

11.12 The Company's safety procedures and equipment to prevent any unauthorized access to the Company's electronic files, hardware and other data are, to the Providers' Knowledge, appropriate and in line with general industry standards.

## 12. DATA PROTECTION

12.1 The Company's data processing has in all material respects been made in accordance with applicable data protection laws, and the Company has notified its data processing to the relevant authorities if and to the extent legally required in accordance with applicable data protection laws. Without prejudice to the generality of the preceding sentence, the Company complies, and has during the past year complied, in all material respects with all applicable data protection laws, including the General Data Protection Regulation (GDPR) and other similar Laws in the jurisdictions in which the Company operates.

12.2 All personal data, whether in customer files, employee files, archives, databases, or elsewhere, have been and are being lawfully processed in accordance with applicable Laws and the guidelines from relevant public authorities. Any consent, notification, or approval required by Laws in connection with such processing has been made or obtained, as applicable.

12.3 No written notice or allegation has been received by the Company from a competent authority alleging that the Company has not complied with any applicable data protection Laws, i.e. the General Data Protection Regulation (GDPR) on data protection and privacy. No individual has claimed, and, to the Providers' Knowledge, no grounds exist for an individual to claim or compensation from the Company for breaches of applicable data protection laws.

12.4 The Company does not have any ongoing disputes with data processors, data subjects or any relevant supervisory authority in respect of data processing, nor is any such dispute threatened.

12.5 The Company has not transferred any personal data unless on the basis of mandatory data processing agreements, nor has any personal data been transferred to countries outside the EU/EEA in breach of the applicable GDPR requirements.

12.6 The Company has not experienced any personal data breaches that are required to be reported to supervisory authorities under the applicable laws.

12.7 The Company has not been involved in any dispute with an individual or competent authority regarding the infringement or alleged infringement of applicable data protection laws, nor has the Company received any written claim for compensation from an individual or competent authority concerning such infringement or alleged infringement.

12.8 The Company has not received any notice of non-compliance with applicable data protection laws, and, to the Providers' Knowledge, no such notice is pending or threatened.

## 13. INSURANCE

13.1 The Company has in place all insurance policies that are required by law and necessary and customary in the industry for its operations.

13.2 There are no outstanding claims or disputes with any insurers or others that could result in the cancellation or non-renewal of any insurance policies.

13.3 There are no outstanding claims under any insurance policies, and, to the Providers' Knowledge, no such claim is threatened.

## 14. COMPLIANCE AND PERMITS

14.1 The Company has in all material aspects complied with applicable laws, statutes, regulations, ordinances and rules in all jurisdictions where it operates.

14.2 The Company has not violated or breached any applicable laws, regulations, or rules, and there are no ongoing, pending, or, to the Providers' Knowledge, threatened investigations or inquiries.

14.3 The operations of the Company do not depend on any private or public authorization or exemption which was exclusively granted for a limited period, on certain conditions or subject to revocation or change.

14.4 Except as expressly set forth herein or in the Agreement, the conclusion and completion of this Agreement does not conflict with or result in termination of or a need to re-apply for authorisations, licenses, permits, certifications or consents.

14.5 The Company has not received notice from any public authority that the Company is in violation of any laws or any permit, approval, exemption or authorization.

14.6 The Company has not received any notification of or is subject to any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.

14.7 The Company is not and has not been a party to, or involved in, any agreement, arrangement, decision, practice, or business (whether by omission or otherwise) in a manner contrary to applicable competition laws.

## 15. DISPUTES AND LITIGATION

15.1 Except for the dispute with SG Analytics Private Limited, neither the Company nor any of the officers or directors of the Company, are engaged in any litigation, arbitration or other similar proceedings in relation to their position with the Company, and no such litigation, arbitration or other similar proceedings is, to the Providers' Knowledge, threatened against the Company or any such officer or director.

15.2 There are no pending or threatened claims, lawsuits, or regulatory actions against the Company.

## 16. DISCLOSURE

16.1 The Sellers have fulfilled the obligations under Danish law to loyally inform the Buyer of facts and information of material adverse significance to the Company which are within the Providers' Knowledge (in Danish: "*Sælgers loyale oplysningspligt*").

16.2 The Due Diligence Documentation and any other documentation provided to the Buyer in the course of the negotiations leading to the Agreement has been gathered and prepared with proper care and in good faith and is accurate, true, complete and correct in all material aspects.

## SUB-SCHEDULE 10.3: INTELLECTUAL PROPERTY RIGHTS

**1. Software for insights delivery**

| Name | Description |
|---|---|
| Matter Platform | Client-facing analytics platform (web based) for portfolio and security ESG analysis.<br><br>Key components include portfolio upload, portfolio management, fund resolution, security and entity match, portfolio analysis, single entity look-up, contribution analysis, etc. |
| Analytics Engine | Core backend system enabling the platform services. |
| Platform API | API enabling a limited number of services that are available on the analytics platform, including portfolio analysis and single entity data look-up. |
| SDG Signals API | Purpose-built API delivering our SDG Signals data |

**2. Software for ESG data extraction and metric creation**

| Name | Description |
|---|---|
| Retriever Model | AI model trained to detect where in a document a specific ESG data point can be found. Used to reduce the costs of running automated data extraction on very large sets of documents. |
| Extraction Model | AI model (currently based on Qwen 2.5) used to extract ESG data from relevant places in company reports. |
| Verification Model | AI model (currently based on Qwen 2.5) used to verify the correctness of output from the extraction model. |
| Document Repository | Repository of sustainability-related company disclosures, including metadata categorizing the disclosures. |
| Data Pipeline for ESG data creation | Data pipeline used to transform extracted data from AI models or human annotations into client-ready ESG data. |
| Matter estimation models | ML-based estimation models used to estimate e.g. GHG data for non-reporting, or non-covered companies. |

**4. Domain Names**

| Domain | Registrar |
|---|---|
| thisismatter.com | GoDaddy |

**5. Datasets & Data Assets**

| Name | Description | Source |
|---|---|---|

| | | |
|---|---|---|
| ESG Metrics | Dataset containing Quantifiable ESG metrics, incl. GHG Scope 1, 2 and 3 emissions, Energy Production and Consumption. | Data is primarily extracted via Matters ESG extraction software, although data for some metrics is still licensed from Corporate Knights and Denominator. |
| ESG Flags | Dataset containing binary observations on corporate and sovereign issuers. | Based on data from many various sources. |
| SDG Fundamentals | Method and data model developed to analyze revenue and capex data through an SDG-lens. Outputs the datasets SDG Revenue and SDG Capex. | The data used in the insights generation is licensed from Factset, but the method and system for transforming the data and the final SDG Alignment scores is Matter IP. |
| Temperature Scores | Dataset measuring which implied temperature increase (compared to pre-industrial levels) a company's reduction targets sets it on track for. | The data is based on the SBTi framework, but includes additional adaptations by Matter to expand the model. |
| SFDR PAIs | Dataset containing a collection of ESG metrics relevant for PAI statements used in SFDR reporting. | The data used to create mandatory and voluntary SFDR metrics is composed from Matter's ESG metrics and ESG flags, and therefore draws on multiple input sources. |
| EU Taxonomy | Dataset measuring the extent to which company activities align with the EU Taxonomy. | The input data from companies that report their alignment is sourced from Datacie. The dataset includes a proxy model to approximate alignment for companies that do not report alignment themselves. |
| SDG Signals | Data solution the measures the extent to which the sentiment in global news is sustainability-related, and if so, whether it is positive or negative, and which of the UN SDGs it relates to. | The input news data is sourced from an external provider. The AI model analysing the SDG-sentiment is trained by Matter and on data annotated only by internal annotators. |
| Physical Climate Risk | Dataset measuring the risk to companies' physical assets in different climate scenarios. | Uses data sourced from various partners. |
| Climate Transition Risk | Dataset measuring the financial risk companies face in various scenarios of carbon taxation. | Uses data sourced from various partners. |